UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Oshkosh Corporation

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Proxy Statement & Notice of 2023 Annual Meeting of Shareholders

May 3, 2023

OUR STRATEGY

Innovate.
Serve.
Advance.

We make a difference in the lives of those who build, serve and protect communities around the world by enabling a People First culture.

Innovate.

Serve.

Advance.

Dear Fellow Oshkosh Corporation Shareholder
March 17, 2023
In 2022, the company persevered and weathered persistent supply chain disruptions, inflationary headwinds and a tight labor market. Pricing discipline, cost optimization efforts and hard work led to meaningful improvements in operating margins throughout the year. We ended the year with a record $14 billion backlog, demonstrating strong market demand for Oshkosh’s industry leading products and technology.
Oshkosh continued to invest in technology for its next-generation products in the areas of electrification, autonomy and active safety, intelligent and connected products, and advanced mobility. Demonstrating the company’s ability to deliver technology and solutions for our customers, the United States Postal Service placed an initial order in 2022 for the delivery of 50,000 Next Generation Delivery Vehicles worth nearly $3 billion, and recently expressed their intention to increase the initial order to 60,000 with 75% being battery electric vehicles.
To advance the company’s commitment to programmatic acquisitions, Oshkosh acquired Maxi-Métal Inc. and entered into a definitive agreement to acquire Hinowa S.p.A. in 2022. Maxi-Métal further expands the sales and distribution reach of Oshkosh’s Vocational segment in Canada. Hinowa is well-known for its advanced track designs and electrification expertise as an early adopter and leader in lithium-ion battery technology. Hinowa has produced JLG® compact crawler boom lifts since 2010, including electric, hybrid and diesel-powered models.
In 2022, Oshkosh is honored to have been named one of Fortune’s Most Admired Companies and one of the Ethisphere Institute’s World’s Most Ethical Companies for the fifth and seventh times, respectively. We were also named to the Dow Jones Sustainability World Index for the fourth consecutive year and received numerous other accolades for our sustainability, ethics, diversity and inclusion and technology.
With a record backlog and strong market fundamentals, we expect meaningful growth in 2023 and beyond. We believe Oshkosh’s commitment to attracting, retaining and developing diverse talent, our strong balance sheet and our investments in capacity and technology for future products have positioned us to deliver strong shareholder value.
On behalf of the Board and our approximately 15,000 Oshkosh Corporation team members, thank you for your continued support of, and confidence in, Oshkosh Corporation.
Sincerely,
Stephen D. Newlin Chairman of the Board

OSHKOSH CORPORATION | 2023 PROXY STATEMENT

Notice of Annual Meeting
of Shareholders
March 17, 2023
HOW TO ATTEND THE 2023 VIRTUAL ANNUAL SHAREHOLDERS’ MEETING
This year’s Annual Meeting will be virtual and held online via live webcast. To attend the Annual Meeting and examine our list of shareholders, you will need to visit www.virtualshareholdermeeting.com/OSK2023, and you will be required to enter the control number on your proxy card or voting instruction form.
Your vote is very important. Even if you plan to attend the virtual Annual Meeting, please vote your shares as soon as possible, either online or by phone as directed in the Notice of Internet Availability of Proxy Materials or by returning a completed proxy card in the envelope provided. Even if you vote in advance, you are still entitled to attend and vote at the Annual Meeting. If you vote at the Annual Meeting, that vote will have the effect of revoking any prior proxy.
By Order of the Board of Directors,

MEETING INFORMATION
May 3, 2023
8:00 a.m. (Central Daylight Time)
Virtual Meeting
www.virtualshareholdermeeting.
com/OSK2023
AGENDA
1.
To elect ten directors;

2.
To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for fiscal 2023;

3.
To approve, by advisory vote, the compensation of our named executive officers;

4.
To approve, by advisory vote, the frequency of the advisory vote on the compensation of our named executive officers;

5.
To vote on a shareholder proposal on the subject of majority voting for directors; and

6.
To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Ignacio A. Cortina Executive Vice President, Chief Legal Officer and Secretary

Internet at www.proxyvote.com	Toll-free from the United States or Canada to +1 800.690.6903	Mailing the signed proxy or voting instructions form	Virtual Annual Meeting

OSHKOSH CORPORATION | 2023 PROXY STATEMENT

OSHKOSH CORPORATION | 2023 PROXY STATEMENT

OSHKOSH CORPORATION | 2023 PROXY STATEMENT

Proxy Statement Summary
To assist you in reviewing the proposals to be considered at the Annual Meeting, we call your attention to the following summary, which includes information about our fiscal 2022 financial performance. For more complete information, please review our 2022 Annual Report on Form 10-K and this entire Proxy Statement.
Voting matters and recommendations
The following proposals are scheduled to be presented at the upcoming 2023 Annual Shareholders’ Meeting:
MANAGEMENT PROPOSALS		Board’s Recommendation	Page
Proposal 1	Election of ten directors, each until the 2024 Annual Shareholders’ Meeting	FOR each nominee	6

Proposal 2	Ratification of Deloitte & Touche LLP as independent auditor for fiscal 2023	FOR	25

Proposal 3	Advisory vote to approve executive compensation	FOR	64

Proposal 4	Advisory vote to approve the frequency of the advisory vote on executive compensation	FOR one year	66

Proposal 5	To vote on a shareholder proposal on the subject of majority voting for directors	AGAINST	67
OSHKOSH STRENGTHS, STRATEGY AND FISCAL 2022 HIGHLIGHTS
Oshkosh Corporation (Oshkosh) is an industrial technology company and manufacturer of purpose-built vehicles and equipment. We are driven by our powerful purpose: making a difference in people’s lives. Our many strengths contribute to our positive outlook and support our plans to grow revenue, operating income and return on invested capital (ROIC). These strengths include:
•
Leading market positions for our products and services.

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Favorable market dynamics signaling increased demand for our products.

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Opportunities for organic and inorganic growth supported by our M & A strategy.

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Disciplined capital allocation designed to balance our investments and deliver shareholder value.

At the Oshkosh’s Investor Day in May, we detailed our Innovate. Serve. Advance. strategy and shared our outlook for growth. We continue our legacy of innovation by making the investments in people, capacity and technology to position Oshkosh to achieve our 2025 growth targets for revenues, operating income margins and ROIC.
Oshkosh worked through ongoing supply chain disruptions and persistent inflation in 2022 to grow revenues during the year. We made significant progress combatting inflationary pressures and supply chain disruptions. Dual sourcing, re-sourcing and redesigning products to take advantage of more readily available parts enabled our company to improve operating results as the year progressed, providing important momentum as we exited 2022. Oshkosh more than doubled consolidated operating income from the first half of the year to the second half of the year and remains focused on optimizing our global operations and advancing innovation to support customers as we drive long-term growth and create shareholder value.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	1

Proxy Statement Summary
Highlights for Fiscal 2022 Include:
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Secured strong orders to support a record year-end backlog of  $14 billion.

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Introduced the eJLTV, broadening our advanced electric and hybrid-electric product offerings for the U.S. Army and Marines.

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Demonstrated the Striker® Volterra™ electric Aircraft Rescue and Firefighting (ARFF) vehicle at airports across Europe with outstanding response from airport authorities.

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Secured the first order from the United States Postal Service (USPS) to supply 50,000 Next Generation Delivery Vehicles (NGDVs), including a combination of zero emission battery electric vehicles (BEV) and low emission internal combustion engine (ICE) vehicles. Since this order, the USPS has announced intentions to increase the order to 60,000 units and at a 75% mix of BEV units for delivery by 2028.

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Delivered the first seven upgraded Stryker Medium Caliber Weapon Systems (MCWS) to the U.S. Department of Defense (DoD).

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Completed strategic bolt-on acquisitions of CartSeeker, a curbside automation technology for refuse collection vehicles,and Maxi-Métal, a Canadian fire apparatus manufacturer,while also entering into a definitive agreement to acquire Hinowa, an Italian manufacturer of access and vegetation management equipment.

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Made several key leadership and governance additions: appointed General (Ret.) David G. Perkins to our Board of Directors; added Jay Iyengar as our Executive Vice President, Chief Technology & Strategic Sourcing Officer and promoted Timothy Bleck to Senior Vice President and President of our Defense segment.

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Invested in manufacturing capability; added capacity in two businesses and introduced Industry 4.0 technologies in several factories.

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Hired 2,350 production team members.

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Made notable investments in technology focus areas including electrification, autonomy and active safety, intelligent and connected products, advanced analytics and digital manufacturing.

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Announced long-term financial and environmental, social and governance (ESG) targets at our May Investor Day.

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Achieved a top tier AAA rating from MSCI, a result of our leadership in sustainability and workplace culture.

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Named to the Dow Jones Sustainability World Index for the fourth consecutive year.

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Launched a monthly pulse team member experience survey to continuously hear the voice of our team.

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Committed to establish science-based targets to support a lower carbon future.

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Began earning energy credits from our investment in a Caddo, Oklahoma wind farm as part of our Virtual Power Purchase Agreement to support lower greenhouse gas (GHG) emissions.

The company delivered revenues of  $8.28 billion, a 4.1% increase versus the year ended December 31, 2021, and operating income of  $372.3 million, a decrease of 30.4% versus the year ended December 31, 2021. These results led to cash flow from operations of more than $600 million. Revenue, operating income and earnings per share performance for the past three years are shown below. We maintain a positive long-term outlook based on strong sector-specific market fundamentals, a record year-end backlog and a comprehensive offering of innovative new products.

Results for the years ended December 31, 2020 and 2021 are unaudited.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	2

Proxy Statement Summary
Returning cash to shareholders continues to be a key component of our responsible capital allocation strategy. In fiscal 2022, we returned $252.3 million of cash to shareholders through a combination of dividends and share repurchases, including cash dividends totaling $97.3 million.
Additionally, we announced an 11% increase in our quarterly dividend rate from $0.37 to $0.41 per share on January 31, 2023. This marks our ninth straight year of double-digit percentage increases in the company’s dividend rate and reflects the confidence we have in our business model and our longer-term outlook.
HUMAN CAPITAL MANAGEMENT AND SUSTAINABILITY
Oshkosh fosters a People First culture that values diversity, equity and inclusion. We invest in programs to enable the engagement, safety, wellbeing and development of our team members.
Workforce Demographics. As of December 31, 2022, Oshkosh had approximately 15,000 team members, approximately 9,000 of whom were production team members. 2,300 of these team members were located outside the United States.
Our People First Culture. We believe in putting people first, which means caring for our team members, customers and communities and building a company that understands that prioritizing people will enable us to deliver our strategy of Innovate. Serve. Advance. Our strategy is grounded in our purpose — making a difference in people’s lives.
Diversity, Equity and Inclusion (DE&I). DE&I is integral to our People First Culture and the company is driving proactive programs to improve its diverse employee representation. We believe that an inclusive and diverse workplace is critical to our strategy. In fiscal 2022, we made meaningful progress toward our diversity goals. We set a goal that 50% of all U.S. non-production new hires would be diverse. During fiscal 2022, 49% of our external hires were diverse, a 1% increase compared to fiscal 2021. We also set goals to advance women and black, indigenous and people of color (BIPOC) representation in our positions graded at director level and above to 30% female and 15% BIPOC by 2026. In an effort to increase transparency, we published our diverse representation in our 2021 Sustainability Report, in addition to publishing our 2021 EEO-1 on our website. We have seven Employee Business Resource Groups, which have continued to gain momentum. Our Diversity Council, which is sponsored by our CEO and has representation from across the company, enabled the advancement of our DE&I programs enterprise-wide.
Communication and Engagement. Engaging, connecting with and developing team members is a central focus of our People First culture. We communicate regularly through town halls, newsletters and team-building events. In fiscal 2022, we launched a new engagement survey platform and methodology, which allowed us to collect engagement information on a monthly basis for our professional workforce and annually for our production workforce. This has allowed us to respond dynamically to our team member feedback and make improvements. Our passion for serving our community continued with our Oshkosh team donating over 18,200 volunteer hours to local charities.
In fiscal 2022, the company was named one of the World’s Most Ethical Companies by Ethisphere for the seventh consecutive year and was one of only seven honorees in the industrial manufacturing category.
Workplace Safety, Health and Wellbeing. We are committed to the safety, security and wellbeing of our team members. The company continues to maintain a safe working environment by proactively reducing risks that may result in injuries and hardship for our team members. Each year, we establish a year over year goal to reduce our recordable incident rate by 10%. In fiscal 2022 we successfully achieved that goal with an incident rate of 2.10. At Oshkosh, we also offer a comprehensive benefits package which includes a number of programs to ensure that our team members and their families have opportunities to enhance their wellbeing.
Growth and Development. Our ability to attract, develop and retain world-class talent is critical to our business strategy. In fiscal 2022, we hosted a series of executive leadership development events that were both held in person and virtually. More than 350 global leaders completed over 2,000 hours of learning on topics including DE&I, megatrends, data analytics and innovation. Our enterprise Learning Management System was expanded to provide all global team members with access to learning content on our technology platform in addition to expanding our online learning curriculum. As a company, over 74,000 learning hours were logged by our team members in fiscal 2022.
Sustainability. We are proud to be a leader in sustainable business practices. We were recently named to the Dow Jones Sustainability World Index for the fourth consecutive year. We have received numerous awards and recognition for being a leader in ESG practices and encourage you to read more about our commitment to the environment as well as our responsible business practices in our Oshkosh Corporation Sustainability Report. We are not including the information contained in that report as a part of, or incorporating it by reference into, this Proxy Statement.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	3

Proxy Statement Summary
SHAREHOLDER ENGAGEMENT
We are proud of our frequent and active shareholder engagement. In fiscal 2022, the investment community returned to in-person meetings as the pandemic waned. In May, we hosted an Investor Day at the New York Stock Exchange where company leaders shared our strategy, program updates and long-term targets. We continued investor outreach throughout the year by participating in investor conferences and investor meetings. A summary of recent in-person and virtual outreach is listed below:
✓
participated in 10 investor conferences

✓
hosted five investor visits to Oshkosh facilities

✓
hosted over 500 in person and virtual attendees at our Investor Day

✓
conducted an in-depth investor perception study with 37 investors

✓
held several discussions with investors at tradeshows and other events

✓
conducted more than 360 total company discussions with shareholders and potential shareholders

Our team uses a purposeful and deliberate approach to build better lines of communication between investors and management.
As we continue our efforts to build and strengthen our relationships with the investment community, we encourage you to contact us via any of the methods below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Oshkosh Corporation 1917 Four Wheel Drive Oshkosh, WI 54902	Investor Relations +1 920.502.3059	ir@oshkoshcorp.com	https://investors.oshkoshcorp.com/events- and-presentations/default.aspx Please also visit www.oshkoshcorp.com for a regularly updated list of shareholder events

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	4

Proxy Statement Summary
Transition to Calendar Year for Fiscal 2022
As previously announced, the company transitioned to a calendar year fiscal year beginning January 1, 2022 to better align our planning and reporting activities with those of our customers and suppliers. In this Proxy Statement, we refer to the fiscal year ended September 30, 2021 as “fiscal 2021”, the period from October 1, 2021 to December 31, 2021 as the “Transition Period” and the year January 1, 2022 to December 31, 2022 as “fiscal 2022”.
Forward-Looking Statements
This Proxy Statement contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this Proxy Statement, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the extent of supply chain and logistics disruptions; the company’s ability to increase prices or impose surcharges to raise margins or to offset higher input costs, including increased raw material, labor, freight and overhead costs; the company’s ability to attract and retain production labor in a timely manner; the cyclical nature of the company’s access equipment, commercial and fire & emergency markets, which are particularly impacted by the strength of U.S. and European economies and construction seasons; the company’s estimates of access equipment demand which, among other factors, is influenced by historical customer buying patterns and rental company fleet replacement strategies; the strength of the U.S. dollar and its impact on company exports, translation of foreign sales and the cost of purchased materials; the company’s ability to predict the level and timing of orders for indefinite delivery/indefinite quantity contracts with the U.S. federal government; the impact of any U.S. Department of Defense solicitation for competition for future contracts to produce military vehicles; the impacts of orders from the U.S. Postal Service; the impact of severe weather, war, natural disasters or pandemics that may affect the company, its suppliers or its customers; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the company’s products; risks associated with international operations and sales, including compliance with the Foreign Corrupt Practices Act; risks that a trade war and related tariffs could reduce the competitiveness of the company’s products; the company’s ability to comply with complex laws and regulations applicable to U.S. government contractors; cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches impacting the company; the company’s ability to successfully identify, complete and integrate acquisitions and to realize the anticipated benefits associated with the same; and risks related to the company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on February 21, 2023. All forward-looking statements speak only as of the date of this document. The company assumes no obligation, and disclaims any obligation, to update information contained in this document. Investors should be aware that the company may not update such information until the company’s next quarterly earnings conference call, if at all.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	5

Proposal 1
ELECTION OF DIRECTORS
Background to Board’s Recommendation for Director Nominees
Board composition, refreshment and diversity are priorities for our shareholders as well as for our Board. Our Board seeks to provide orderly refreshment while sustaining strong board composition and diversity. We define diversity broadly. In considering diversity (in all aspects of that term), our Board takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other demographics, such as race, gender and ethnicity. Our Board continues to review both its size and its composition to attract outstanding candidates while retaining the balance of skills and attributes needed to oversee our company’s complex, global operations.

The Board currently consists of ten directors. The Board has selected ten nominees for election at the 2023 Annual Meeting, each to hold office until the next annual meeting and the election of his or her successor. All nominees are current directors and each nominee has agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected.

On May 3, 2022, the Board of Directors increased the size of the Board from nine to ten members and elected General (Ret.) David G. Perkins as an independent director.
Attributes, Qualifications and Experience of Nominees for Board of Directors
Our Board defines the personal and professional qualifications that nominees must demonstrate. These criteria are described in the Policies and Guidelines section on the Investors page under the “Governance” tab located on our website, www.oshkoshcorp.com, and on pages 17 to 23 of this Proxy Statement. We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.
In addition to the brief biographies of each of our Board’s nominees presented on pages 9 to 13, below is a summary of the nominees’ attributes, qualifications and experience and knowledge that led our Board of Directors to conclude that each nominee should continue to serve as a director.
OVERVIEW OF OUR BOARD NOMINEES
If for some reason a nominee is unable to serve, the individuals named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise when voting, your shares will be voted in favor of our remaining nominees.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	6

Proposal 1   |   ELECTION OF DIRECTORS
SUMMARY OF ATTRIBUTES OF NOMINEES
Directors	Other Public Boards	Industry Experience	Executive, Leadership or Management	Global Business Operations	Financial or Audit	Innovation	Risk Management	Marketing	Military	Strategy	Human Capital Management	ESG/Corporate Responsibility	Cybersecurity
Keith J. Allman

Douglas L. Davis

Tyrone M. Jordan

Kimberley Metcalf- Kupres

Stephen D. Newlin

Duncan J. Palmer

David G. Perkins

John C. Pfeifer

Sandra E. Rowland

John S. Shiely
   Denotes public company CEO experience
   Denotes public company CFO experience

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	7

Proposal 1   |   ELECTION OF DIRECTORS
CURRENT COMMITTEE MEMBERSHIPS
Name	Age	Director Since	Independent	Audit Committee	Human Resources Committee	Governance Committee
Keith J. Allman	60	2015	Yes		C

Douglas L. Davis	61	2021	Yes

Tyrone M. Jordan	60	2019	Yes

Kimberley Metcalf-Kupres	61	2016	Yes

Stephen D. Newlin	69	2013	Yes	A	A	A

Duncan J. Palmer	57	2011	Yes	C

David G. Perkins (1)	64	2022	Yes

John C. Pfeifer	57	2021	No

Sandra E. Rowland	51	2018	Yes

John S. Shiely	70	2012	Yes			C
				C Chair	A Alternate
(1) General (Ret.) David G. Perkins was appointed to the Governance Committee on May 3, 2022.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	8

Proposal 1   |   ELECTION OF DIRECTORS
Age: 60 Director Since: 2015 OSHKOSH COMMITTEES: Human Resources (Chair)
Keith J. Allman

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Allman serves as President and Chief Executive Officer of a global manufacturer and brings to our Board significant experience as a change agent and process improvement leader. He also brings significant experience in the automotive industry, international business, finance and accounting, marketing, operations, product development, supply chain and strategic planning.
PROFESSIONAL EXPERIENCE
•
Served as President and Chief Executive Officer of Masco Corporation, a global leader in the design, manufacture and distribution of branded home improvement and building products, since 2014

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Served as Group President at Masco from 2011 to 2014

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Group Vice President, Plumbing Products and President, Delta Faucet company from 2009 to 2011

PUBLIC DIRECTORSHIPS
•
Masco Corporation

Age: 61 Director Since: 2021 OSHKOSH COMMITTEES: Audit Human Resources
Douglas L. Davis

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Davis is a respected leader within the automotive, autonomous driving and IoT industries. He brings to our Board valuable experience in innovation, disruptive technologies and research and development. He also brings strong global strategic planning experience and recently obtained the CERT certification in Cybersecurity Oversight.
PROFESSIONAL EXPERIENCE
•
35 years of experience in various leadership positions at Intel Corporation, a global technology company

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Established Intel as the leading provider of microprocessor technology used in self-driving cars and led the company’s acquisition of Mobileye in his role as Senior Vice President of the Automated Driving Group from 2017 until his retirement in 2019

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Led a global organization responsible for Intel Architecture computing solutions across market segments, including industrial automation, aerospace, automotive and other intelligent systems applications

PUBLIC DIRECTORSHIPS
•
Verra Mobility Corporation

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Cerence, Inc.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	9

Proposal 1   |   ELECTION OF DIRECTORS
Age: 60 Director Since: 2019 OSHKOSH COMMITTEES: Audit Governance
Tyrone M. Jordan

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Jordan brings to our Board more than 35 years of automotive, aerospace, renewable energy, and military/commercial specialty vehicle industrial expertise, including comprehensive achievements in strategy, mergers and acquisitions, engineering, operations, supply chain and new product development disciplines. Mr. Jordan is a seasoned corporate director with a global perspective.
PROFESSIONAL EXPERIENCE
•
Served as President and Chief Operating Officer, at Dura Automotive Systems, a global automotive technology supplier from 2015 until his retirement in 2019, including responsibility for all strategic growth and operational initiatives across the global enterprise

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As the Senior Vice President at United Technologies, (now a part of Raytheon Technologies), he led global teams in the disciplines of operations, innovation and technology, supply chain business development and corporate strategy from 2009 to 2013

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Spent 25 years with General Motors in both domestic and international assignments in operations, new product development, technology, manufacturing and supply chain roles of increasing responsibility, ultimately serving as GM’s Executive Vice President, Global Operations and Customer Experience

PUBLIC DIRECTORSHIPS:
•
Axalta Coating Systems Ltd.

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TPI Composites, Inc.

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Trinity Industries

FORMER PUBLIC DIRECTORSHIPS:
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Cooper Tire and Rubber Company

Age: 61 Director Since: 2016 OSHKOSH COMMITTEES: Governance Human Resources
Kimberley Metcalf-Kupres

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Metcalf-Kupres is a purpose driven leader and recognized champion of corporate responsibility, sustainability, and diversity and inclusion. She brings to our Board significant experience in sales and marketing, international business, strategy, innovation, government relations, leadership development, and corporate responsibility in a sophisticated, global, technology-driven company. Ms. Metcalf-Kupres has recently obtained the CERT certification in Cybersecurity Oversight.
PROFESSIONAL EXPERIENCE
•
Retired in 2017 as Vice President and Chief Marketing Officer for Johnson Controls, a $30 billion global diversified technology and multi-industrial leader, a position which included responsibility for strategy, product management, innovation and business transformation

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Served as Vice President, Strategy, Marketing and Sales, Johnson Controls’ Power Solutions business from 2007 to 2013

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Founding member of the Women’s Resource Network at Johnson Controls and has actively worked on gender parity issues through her participation on the World Economic Forum and other thought leadership forums

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	10

Proposal 1   |   ELECTION OF DIRECTORS
Age: 70 Director Since: 2013 OSHKOSH COMMITTEES: Alternate for All Committees
Stephen D. Newlin

QUALIFICATIONS, ATTRIBUTES AND SKILLS
A former chief executive officer and chairman in the specialty chemicals, materials and plastics industries, Mr. Newlin has experience as a director of several public companies and a keen understanding of international business and regulatory issues, as well as substantial global M & A experience. Mr. Newlin also has extensive experience with leadership development and succession.
PROFESSIONAL EXPERIENCE
•
Served as Chairman of Univar Solutions, a global distributor of chemicals and services, from 2018 to 2020

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Served as Chairman, President and Chief Executive Officer of Univar Solutions from 2016 to 2018

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Chairman, President and Chief Executive Officer of PolyOne Corporation (now Avient), a global provider of specialized polymer materials, services and sustainable solutions from 2006 to 2014

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Served as Executive Chair of PolyOne Corporation’s (now Avient) board from 2014 to 2016

•
President, Industrial Sector, Ecolab, Inc., a global leader in water, hygiene and infection protection solutions and services from 2003 to 2006

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Spent 24 years at Nalco Chemical company in positions of increasing responsibility, serving as President, Chief Operating Officer and Vice Chairman of Nalco from 2000 to 2001

PUBLIC DIRECTORSHIPS:
•
Univar Solutions, Inc.

FORMER DIRECTORSHIPS:
•
The Chemours Company

•
Hexion Holdings Corporation

Age: 57 Director Since: 2011 OSHKOSH COMMITTEES: Audit (Chair)
Duncan J. Palmer

QUALIFICATIONS, ATTRIBUTES AND SKILLS
A former public company Global Chief Financial Officer, Mr. Palmer brings to our Board a depth of knowledge in international finance and accounting, as well as strategic operations. Mr. Palmer has served on the boards of other public companies, and has extensive experience in global operations, portfolio management, mergers and acquisitions and commercial finance.
PROFESSIONAL EXPERIENCE
•
Global Chief Financial Officer, Cushman and Wakefield, a global provider of commercial real estate services, from 2014 until his retirement in 2021

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Served as Group Finance Director of Reed Elsevier Group plc from 2012 to 2014

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Chief Financial Officer, Owens Corning, a designer and manufacturer of insulation, roofing and fiberglass composites, from 2007 to 2012

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Spent 20 years with the Royal Dutch/Shell Group of companies, including roles as Vice President, Upstream Commercial Finance of Shell International Exploration and Production BV and Vice President, Finance, Global Lubricants

PUBLIC DIRECTORSHIPS:
•
Bluescape Opportunities Acquisition Corp.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	11

Proposal 1   |   ELECTION OF DIRECTORS
Age: 65 Director Since: 2022 OSHKOSH COMMITTEES: Governance
David G. Perkins

QUALIFICATIONS, ATTRIBUTES AND SKILLS
A retired four-star General, General (Ret.) Perkins brings to our Board a deep understanding of, and extensive experience, in governmental relations, organizational development, strategic planning and operations and cybersecurity. General (Ret.) Perkins also has in-depth knowledge of the development of future requirements for all United States Army ground and air weapons systems and vehicles.
PROFESSIONAL EXPERIENCE
•
Served 38 years in the United States Army, retiring in 2018 as a four-star General

•
Responsible for overseeing training of Army forces and development of operational doctrine as well as establishing future requirements for Army systems and vehicles as Commander, United States Army Training and Doctrine Command (TRADOC), from 2014 to 2018

•
As Commander, United States Army Combined Arms Center and Commandant, U.S. Army Command and General Staff College, Fort Leavenworth (from 2011 to 2014), led the development and execution of the leader development strategy across the Army, management of the Army’s training support and development enterprises and the development and integration of the doctrine that the Army, and many U.S. allies, use worldwide.

•
Established a Cyber Center of Excellence for the largest organization in the Department of Defense

•
Sits on a number of advisory boards for the Department of Defense providing insights and recommendations on future technology and strategy for the United States.

PUBLIC DIRECTORSHIPS:
•
CAE, Inc.

Age: 57 Director Since: 2021
John C. Pfeifer

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Pfeifer is Oshkosh’s President and Chief Executive Officer, positions he has held since April 2021. He brings over 25 years of senior leadership and global management experience to the Company.
PROFESSIONAL EXPERIENCE
•
Mr. Pfeifer served as President and Chief Operating Officer from May 2020 until his appointment as CEO. He joined the Company as Executive Vice President and Chief Operating Officer in 2019

•
Served 13 years with Brunswick Corporation, a global leader in marine propulsion systems, parts and accessories,serving as President of Mercury Marine, Brunswick Marine EMEA and Brunswick Asia Pacific Group

•
Under his leadership, Mercury achieved new levels of growth by gaining share through accelerated innovation and product development, as well as expanding its lifecycle services business through a series of acquisitions

•
Held executive and general management positions with ITT Corporation and Milacron, Inc.

PUBLIC DIRECTORSHIPS
•
The Manitowoc Company

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	12

Proposal 1   |   ELECTION OF DIRECTORS
Age: 51 Director Since: 2018 OSHKOSH COMMITTEES: Audit Human Resources
Sandra E. Rowland

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Currently serving as a Chief Financial Officer, Ms. Rowland brings to our Board knowledge and insight into the management of financial and strategic operations. She also brings valuable experience integrating and aligning sustainability and corporate strategy. Ms. Rowland also has significant experience in the disciplines of international business management and mergers and acquisitions.
PROFESSIONAL EXPERIENCE
•
Senior Vice President and Chief Financial Officer, Xylem, Inc., a publicly-traded water technology company committed to solving critical water and infrastructure challenges with technological innovation, from 2020 to present

•
Served as Executive Vice President and Chief Financial Officer of Harman International Industries, Incorporated, a global leader in connected car technology, lifestyle audio innovations, professional audio and lighting solutions, and digital transformation, from 2015 to 2020. Led and integrated several acquisitions and was instrumental in Samsung Electronics’ acquisition of Harman in 2017, a publicly traded Fortune 500 company at the time

•
Served in Corporate Development and Investor Relations capacities at Harman from 2012 to 2014

•
Held positions of increasing responsibility in accounting and finance at Eastman Kodak Company from 2000 to 2012

•
Served with PricewaterhouseCoopers LLP from 1993 to 2000

Age: 70 Director Since: 2012 OSHKOSH COMMITTEES: Governance (Chair)
John S. Shiely

QUALIFICATIONS, ATTRIBUTES AND SKILLS
A retired Chief Executive Officer of a publicly-traded manufacturer, Mr. Shiely has extensive experience overseeing and evaluating management and operations, both domestic and international. Mr. Shiely brings corporate governance expertise and the unique perspective of having served in both legal and administrative capacities during his career.
PROFESSIONAL EXPERIENCE
•
Served as Chairman of Briggs & Stratton Corporation, a producer of gasoline engines for outdoor power equipment, until 2010

•
Spent 24 years with Briggs & Stratton in positions of increasing responsibility, including Vice President and General Counsel, Executive Vice President — Administration and President, before serving as Chief Executive Officer from 2001 to 2009

•
In addition to Oshkosh Corporation, Mr. Shiely currently serves as a director of Quad/Graphics Inc., BMO Financial Corporation and BMO Harris Bank N.A.

PUBLIC DIRECTORSHIPS:
•
Quad/Graphics, Inc.

FORMER PUBLIC DIRECTORSHIPS:
•
The Scotts Miracle-Gro Company

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	13

Proposal 1   |   ELECTION OF DIRECTORS
Board Recommendation
The Board recommends that shareholders vote FOR the election of the ten nominees identified above. The Board’s recommendation is based on carefully considered judgment that the skills, professional experience, education, backgrounds and attributes of the nominees make them the best candidates to serve on our Board.
FOR	The Board of Directors recommends a vote FOR the Board’s ten nominees for director identified above.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	14

Director Compensation
The table below summarizes the compensation paid to or earned by our non-employee directors during fiscal 2022 and the Transition Period.
Name (1)		Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Keith J. Allman	2022	126,000	146,124	15,066	—	287,190
	Transition Period	31,500	—	3,966	—	35,466

Douglas L. Davis	2022	124,500	146,124	—	—	270,624
	Transition Period	30,000	—	—	—	30,000

Tyrone M. Jordan	2022	124,500	146,124	—	—	270,624
	Transition Period	31,125	—	—	—	31,125

Kimberley Metcalf-Kupres	2022	124,500	146,124	8,409	—	279,033
	Transition Period	31,125	—	2,450	—	33,575

Stephen D. Newlin	2022	267,500	146,124	—	—	413,624
	Transition Period	66,875	—	—	—	66,875

Raymond T. Odierno (5)	2022	—	—	—	—	—
	Transition Period	10,375	—	—	—	10,375

Craig P. Omtvedt (6)	2022	20,750	—	—	—	20,750
	Transition Period	31,125	—	—	—	31,125

Duncan J. Palmer	2022	131,000	146,124	—	—	277,124
	Transition Period	32,750	—	—	—	32,750

David G. Perkins (7)	2022	74,000	111,108	—	—	185,108
	Transition Period	—	—	—	—	—

Sandra E. Rowland	2022	124,500	146,124	—	—	270,624
	Transition Period	31,125	—	—	—	31,125

John S. Shiely	2022	126,000	146,124	—	—	272,124
	Transition Period	31,500	—	—	—	31,500
(1)
Mr. Pfeifer did not receive additional compensation for service on our Board of Directors. The compensation Mr. Pfeifer received as our Chief Executive Officer during and for fiscal 2022 and the Transition Period is shown in the Summary Compensation Table on page 46.

(2)
As SEC rules require, amounts in this column are based on the aggregate grant date fair value of awards to our directors under our 2017 Incentive Stock and Awards Plan. The amounts shown are not actual cash amounts paid to the directors or amounts the directors realized or will realize because of these awards. We computed the aggregate grant date fair value of these awards in accordance with FASB ASC Topic 718, based on the market price of the shares awarded on the date of grant. This amount includes the value of dividends that the holder of shares is entitled to receive prior to vesting.

(3)
As of December 31, 2022, no current non-employee director held any stock options.

(4)
The amounts in this column represent above-market interest on non-qualified deferred compensation computed on a quarter-by-quarter basis. The above-market interest rate is the percentage amount by which the interest rate earned on

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	15

Director Compensation
deferred compensation in the Transition Period and fiscal 2022 exceeded 120% of the applicable federal long-term interest rate, with compounding, at the time the interest rate was set. The annual interest rate earned on deferred compensation for the Transition Period was 4.25%, while for the same period, 120% of the applicable long-term interest rate was 2.26%. The annual interest rate earned on deferred compensation for the first quarter of fiscal 2022 was 4.25%, the second quarter was 4.50%, the third quarter was 5.75%, and the fourth quarter was 7.25%. For the same periods, 120% of the applicable long-term interest rate was 2.55%, 3.69%, 3.72%, and 5.12%, respectively.
(5)
General (Ret.) Raymond T. Odierno served as a director until his passing on October 8, 2021.

(6)
Mr. Omtvedt retired from our Board effective as of the conclusion of the 2022 Annual Meeting.

(7)
General (Ret.) David G. Perkins was appointed to the Board effective May 3, 2022.

Retainer and Meeting Fees
Each non-employee director is entitled to receive an annual retainer of  $97,500. The Chairman of the Board is entitled to receive an additional retainer of  $170,000 in recognition of this position. Directors receive a fee of  $13,500 per calendar year for each committee on which they serve. The Chairpersons of the Governance Committee and the Human Resources Committee each receive an additional annual retainer of  $15,000, and the Chairperson of the Audit Committee receives an additional annual retainer of  $20,000. We also reimburse directors for reasonable travel and related expenses they incur attending Board and Board committee meetings and continuing education programs.
Stock Awards
We generally grant shares of stock to our non-employee directors at the meeting of our Board held on the date of our Annual Meeting of Shareholders or at the time a director joins our Board. Effective on election at our 2022 Annual Meeting, we granted to each of our then non-employee directors 1,350 shares of our common stock under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan. The Human Resources Committee retained the services of Mercer, an external compensation consultant, to advise regarding compensation of outside directors, and the amount of the stock awards was at the 50th percentile of data that Mercer provided relating to non-employee director compensation. That data reflected Mercer’s Global Disclosure Database focusing on 90 publicly-traded companies with annual revenues ranging from $6 billion to $10 billion.
Deferred Compensation Plan
Non-employee directors may elect to participate in our Deferred Compensation Plan for Directors and Executive Officers. This plan permits individual directors to defer any or all of their compensation from the company, including their stock awards. A director who defers fees may elect to have deferred amounts credited to a fixed-income investment account or a stock account. Deferrals of stock awards must be credited to a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each director’s stock account. Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to 10 years at the election of the director.
Payments generally commence when a director ceases to be a member of our Board. In the event of a change-in-control of our company, as defined in the Deferred Compensation Plan, we will pay out the deferred compensation plan accounts of all directors in a single lump-sum cash payment.
Stock Ownership Guidelines for Directors
The Human Resources Committee has adopted stock ownership guidelines for non-employee directors to ensure they have a direct stake in the success of our company. Under these guidelines, non-employee directors are encouraged to acquire and own our common stock in an amount equal to five times their respective annual cash retainers. Non-employee directors should achieve this stock ownership level within five years of becoming a director.
As of February 28, 2023, all independent directors have met the requisite stock ownership levels or are within five years of their initial election as a director. Mr. Pfeifer is subject to the stock ownership guidelines that apply to our executive officers.
Our company has a policy that prohibits directors, officers, and all other employees from entering certain transactions for their individual accounts, including hedging or pledging our common stock. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to company securities, including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	16

Governance of the Company
Board of Directors Independence
Except for our President and Chief Executive Officer, Mr. Pfeifer, all of the nominees for election to our Board are independent. The Board has determined that no non-employee director nominee has a material relationship with our company and that all are independent under NYSE listing standards. Further, no director or executive officer has any family relationship with any other director or executive officer.
Meetings of the Board of Directors
The Board of Directors held six meetings during fiscal 2022, and committees of the Board held a total of 15 meetings. Each director attended well above 75% of the aggregate number of meetings of the Board and committees on which he or she served during fiscal 2022.
The Board expects directors to attend the Annual Meeting of Shareholders. All our directors attended our 2022 virtual Annual Meeting, and we anticipate that all director nominees will attend the virtual Annual Meeting in 2023.
Our independent, non-employee directors met in executive session, without the presence of our officers, on six occasions during fiscal 2022. The independent Chairman of the Board presided over all executive session meetings of the non-employee directors.
Shareholder Engagement and Say-on-Pay
Our shareholders are key participants in the governance of our company. For this reason, we spend time meeting with our shareholders, listening to their concerns and responding to their feedback. During fiscal 2022, members of the management team met with shareholders and potential shareholders on many occasions. Our management also proactively reached out to shareholders following each of our four quarterly earnings releases. During these candid meetings, we discussed our company’s performance and strategy and heard shareholder feedback on a variety of topics.
We know that executive compensation is an important subject for shareholders. The Board is particularly pleased that, at our 2022 Annual Meeting, 95.2% of the votes cast were in favor of the advisory proposal to approve the compensation of our named executive officers.
Form of Majority Voting for Director Elections
We have a form of majority voting for directors. Directors are elected through plurality voting, which means that the ten nominees who receive the most votes of all votes cast will be elected. However, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender a resignation to the Chairman of the Board. The Governance Committee (or, under certain circumstances, another committee appointed by the Board) will promptly consider the matter and will recommend to the Board whether to accept or reject the tendered resignation based on all relevant factors.
The Board must act on that recommendation no later than 90 days after the annual meeting of shareholders at which the election took place. The Board’s decision, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC.
Proxy Access
Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the provision, any shareholder or group of up to 20 shareholders that beneficially owns at least 3% of our outstanding common stock continuously for three years is permitted to nominate candidates for election to the Board and to require the company to list such nominees along with the Board’s nominees in the company’s proxy statement. For purposes of this limitation, a group of funds under

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	17

Governance of the Company
common management and investment control is treated as one shareholder. The qualifying shareholder or group of shareholders may nominate up to 20% of the Board, rounding down to the nearest whole number of Board seats, but not less than two.
Communicating with the Board of Directors
We encourage you to share your opinions, interests, concerns and suggestions. If you would like to communicate with the Chairman or with the Board as a whole, you may send correspondence to the Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902. Your correspondence will be forwarded to the Board or the appropriate committee, as applicable.
Shareholder Right to Call a Special Meeting
Under Wisconsin law and our By-laws, shareholders holding 10% of our outstanding shares have the right to call a special meeting of our shareholders. As to this right, there are no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10% threshold and no limits on when a meeting can be called. Our By-laws include some procedural requirements relating to the exercise of this right.
Committees of the Board of Directors
Our Board of Directors has three standing committees: the Audit Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees as of the date of the Notice of Annual Meeting of Shareholders are set forth below. The Board has determined that each member of each committee is an independent director as defined under NYSE listing standards and SEC rules, including rules specifically pertaining to members of audit committees and compensation committees.
Audit Committee
MEMBERS	THE AUDIT COMMITTEE
• Duncan J. Palmer (Chair) • Douglas L. Davis • Tyrone M. Jordan • Sandra E. Rowland • Stephen D. Newlin (alternate member)
•
oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system

•
assists with Board oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and the independence and qualifications of our independent registered public accounting firm

•
appoints, compensates and oversees the work of our independent registered public accounting firm, which reports directly to the Audit Committee

•
oversees our internal audit function

•
assists the Board with oversight of our risk management program

•
oversees the implementation and effectiveness of the company’s ethics and compliance program

•
oversees the company’s information security and risk management associated with cybersecurity

The Audit Committee met seven times during fiscal 2022.
The Audit Committee has a charter that specifies its responsibilities, and the Audit Committee believes it fulfills that charter. All members of the Audit Committee are independent directors and financially literate under the applicable NYSE listing standards, and the Board has determined that each of Tyrone M. Jordan, Stephen D. Newlin, Duncan J. Palmer and Sandra E. Rowland is an “audit committee financial expert” as defined under SEC rules.
Our independent registered public accounting firm and internal auditors met with the Audit Committee with and without representatives of management present.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	18

Governance of the Company
Governance Committee
MEMBERS	THE GOVERNANCE COMMITTEE
• John S. Shiely (Chair) • Tyrone M. Jordan • Kimberley Metcalf-Kupres • David G. Perkins • Stephen D. Newlin (alternate member)
•
identifies individuals qualified to become Board members and recommends nominees to our Board for election as directors

•
oversees the annual self-evaluation of the Board and Committees

•
makes recommendations to the Board regarding Board and Committee structure, Committee charters and corporate governance

•
maintains corporate governance guidelines applicable to our company

•
oversees administration of the Code of Ethics Applicable to Directors and Senior Executives

•
assists the Board with oversight of our sustainability and corporate social responsibility program

Craig P. Omtvedt served on the Governance Committee until he retired from our Board effective as of the conclusion of the 2022 Annual Meeting.
General (Ret.) David G. Perkins was appointed to the Governance Committee on May 3, 2022.
The Governance Committee met four times during fiscal 2022.
Selection of Nominees for Election to the Board and Consideration of Shareholder-Recommended Candidates
The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third-party search firms, and other sources and reviews all candidates in the same manner, regardless of the source of the recommendation. In fiscal 2022, a third party search firm that the Committee engaged identified Mr. Perkins to the Committee as a candidate. In evaluating candidates, the Governance Committee considers the needs of the Board and attributes of the individual candidates, including character, judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Board and the Governance Committee believe director candidates should possess the following minimum qualifications:
•
The highest personal and professional ethics, integrity and values;

•
The ability to make independent analytical inquiries and to exercise sound business judgment;

•
Relevant expertise and experience and an understanding of our business environment, together with the ability to offer advice and guidance to the Board and executives based on that expertise, experience and understanding;

•
Background as chief or other senior executive officer of a public company or leader of a major complex organization, including commercial, scientific, government, military, and educational and other non-profit institutions;

•
Independence from any particular constituency, ability to represent all shareholders of our company, and a commitment to enhancing long-term shareholder value; and

•
Sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

Unless otherwise determined by the Governance Committee, director nominees must be younger than 72. In addition, the Board and the Governance Committee believe at least one director should have the requisite experience and expertise to be designated an “audit committee financial expert” as defined by applicable SEC rules.
Any shareholder who wishes to recommend a director candidate must provide written notice to the attention of our Secretary at the address shown on page 4. Such notice must include the shareholder’s name and address; the class and number of shares of common stock owned; the name, age, business address, and principal occupation of the candidate; and the number of shares of common stock owned by the candidate, if any. The notice also must include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. We may require any candidate to furnish additional information, within reason, to determine the candidate’s eligibility. A shareholder wishing to nominate a candidate for election as a director also must comply with the provisions of our By-laws described under “Additional Information Regarding the Annual Meeting — Shareholders intending to present business at the 2024 Annual Meeting”.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	19

Governance of the Company
Diversity on the Board
Our Corporate Governance Guidelines have long provided that our Board is committed to a diversified membership. Our Board defines diversity broadly. We look for diversity of personal attributes of the individual directors as well as their diverse careers, areas of expertise and tenure on the Board. In considering diversity of the Board (in all aspects of that term), the Governance Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other demographics, such as race, gender and ethnicity. As part of its process of identifying potential nominees, the Governance Committee considers the attributes of existing directors and directs the third-party executive search firm that assists in identifying candidates to search for individuals who would contribute to the diversity of the Board. As part of its annual self-evaluation, the Governance Committee assesses the effectiveness of its efforts to attain diversity by considering whether it has an appropriate process for identifying and selecting director candidates.
Human Resources Committee
MEMBERS	THE HUMAN RESOURCES COMMITTEE
• Keith J. Allman (Chair) • Douglas L. Davis • Kimberley Metcalf-Kupres • Sandra E. Rowland • Stephen D. Newlin (alternate member)	• oversees our organizational, personnel, compensation and benefits policies and practices • establishes the compensation for executive officers and directors
•
oversees the administration of the other executive compensation and benefits plans

•
oversees talent and succession strategies to ensure leadership continuity

•
oversees the company’s human capital management program

Craig P. Omtvedt served on the Human Resources Committee until he retired from our Board effective as of the conclusion of the 2022 Annual Meeting.
The Human Resources Committee met four times in fiscal 2022.
The Human Resources Committee retained the services of an external independent compensation consultant, Mercer US LLC, a business of Marsh & McLennan Companies, Inc. (MMC), to provide technical guidance regarding executive and Director compensation matters. In the Transition Period and fiscal 2022, respectively, the company paid $38,659 and $247,681 in fees to Mercer for executive and director compensation consulting services which included:
•
Analysis of general industry compensation data using Mercer’s US Executive Remuneration Database and updates of trends in executive compensation;

•
Ongoing support regarding the latest relevant regulatory, technical and accounting considerations affecting executive compensation and benefit programs;

•
Guidance on overall compensation program structure, executive compensation levels, comparator groups and executive employment agreements;

•
Preparation for and attendance at selected management, committee and Board of Directors meetings; and

•
Evaluation of competitive positioning of outside director compensation.

The Human Resources Committee has sole authority to engage and terminate its external compensation consultant or any other compensation adviser; meet with its external compensation consultant without management being present; and evaluate the quality and objectivity of the services of its external compensation consultant annually. In addition, pursuant to SEC rules and NYSE listing standards regarding the independence of compensation committee advisers, the Human Resources Committee has the responsibility to consider the independence of its external compensation consultant.
The company separately engaged Mercer in the ordinary course of business to provide services in areas other than executive and director compensation. The services, which are described below, were unrelated to services that Mercer provided to the Committee, and the employees who rendered the services were different persons than those serving as consultants to the Committee. These additional services included:
•
Consulting services regarding investment options available under the United Kingdom employee pension scheme;

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	20

Governance of the Company
•
Administering the United Kingdom pension plan along with actuarial analysis and valuations;

•
Providing benchmarking surveys for information on compensation and benefits for our employees generally; and

•
Supporting configuration of one of the company’s global information technology platforms.

In the Transition Period and fiscal 2022, respectively, the company paid Mercer $259,448 and $746,641 for these additional services. United Kingdom pension services are paid in British pounds and have been converted to U.S. dollars using an average exchange rate of 1.25 U.S. dollars per British pound.
The Human Resources Committee considered the independence of Mercer’s individual representatives who serve as consultants to the Committee and concluded Mercer is independent and that Mercer’s performance of the unrelated services raises no conflict of interest. The consolidated revenues of MMC were $20.7 billion for the fiscal year ended December 31, 2022 as reported by MMC in its Annual Report on Form 10-K. We provide additional information regarding the Human Resources Committee and our policies and procedures regarding executive compensation below under “Compensation Discussion and Analysis”.
Board, Committee and Director Evaluations
The Board believes it has robust evaluation processes for the Board, its three committees, individual directors and the Chairman of the Board. In particular:
BOARD AS A WHOLE	EACH BOARD COMMITTEE	INDIVIDUAL DIRECTORS	CHAIRMAN OF THE BOARD
The Governance Committee annually oversees a self-evaluation of the Board as a whole. The Committee establishes the evaluation criteria and implements the process for this evaluation.
On an annual basis, each committee conducts a self-assessment of its performance during the previous year. The purpose of these assessments is to increase the effectiveness of the committee and its members.
The Governance Committee conducts an annual review of each committee’s contribution to the company. In its review of the committees, the Governance Committee reviews each committee’s form and results of their respective self-assessments.
Compliance with the responsibilities listed in each committee’s charter forms the principal criteria for these assessments, as well as such other factors and circumstances as are determined appropriate.

The Governance Committee, from time to time as the Committee determines it to be necessary or appropriate, reviews the qualifications and performance of any individual directors. On an annual basis, the Governance Committee considers whether to recommend each incumbent director for re-election.
The Governance Committee is tasked with evaluating all current directors and conducting a robust search to identify potential additional nominees with the skills and qualifications needed to ensure that the long-term strategy for the composition of our Board is met. Each year, the Governance Committee thoroughly vets each potential candidate for nomination.

On an annual basis and after consultation among the Chair of the Governance Committee and each director regarding the performance of the Chairman of the Board and the subject of succession planning for this position, the Governance Committee determines and proposes to the Board of Directors which member of the Board should serve as Chairman of the Board.

Corporate Governance Documents
We make the following governance-related documents available on the Corporate Governance page under the “Governance” tab in the Investor Relations section of our website, www.oshkoshcorp.com:
•
Our Corporate Governance Guidelines

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	21

Governance of the Company
•
The written charters of the Audit Committee, the Governance Committee and the Human Resources Committee of our Board of Directors

•
The Oshkosh Corporation Code of Ethics Applicable to Directors and Senior Executives, which applies to all officers at the vice president level or higher

•
The Corporate Code of Ethics and Standards of Conduct, known as “The Oshkosh Way”, which applies to all our employees

Each document also is available in print to any shareholder who requests it in writing from our Secretary.
Policies and Procedures Regarding Related Person Transactions
Our Board of Directors adopted the Oshkosh Way for all employees. Our directors and named executive officers are also required to acknowledge in writing that they have received, reviewed and understand the requirements of the Code of Ethics and further acknowledge that failure to fully comply with the Code of Ethics can subject them to discipline, up to and including removal from our Board of Directors or termination of employment.
The Oshkosh Corporation Code of Ethics requires the prompt disclosure to our Chief Ethics and Compliance Officer, Chief Legal Officer or the Chair of the Audit Committee of any proposed transaction or relationship that could create or appear to create a conflict of interest. Upon their review, recommended action can range from concluding that there is no conflict to review with the Board of Directors. Under the Code of Ethics, the phrase “conflict of interest” is broadly construed to include direct conflicts, indirect conflicts, potential conflicts, apparent conflicts, and any other personal, business or professional relationship or dealing that has a reasonable possibility of creating even the mere appearance of impropriety. The Code of Ethics also prohibits directors and senior executives from taking personal advantage of business opportunities that we typically would pursue or in which we may be interested. There is a firm bias against waivers of these restrictions.
Oversight of Risk Management by the Board of Directors
Our Organization Risk Management (ORM) Program plays a critical part in how we manage risks. The Program identifies potential exposure to risks, including economic conditions, disruptive technology, competitive threats, cybersecurity, human capital management and change management. The Program is designed to: (i) provide an assessment of our potential exposure to material risks; (ii) inform as to how senior management addresses and mitigates potential material risks; and (iii) allow an evaluation

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	22

Governance of the Company
as to how these risks may affect performance, operations and strategic plans and help ensure that senior management is implementing effective mitigation strategies as necessary. The Board and each of its Committees have some role in risk oversight as follows:
GOVERNING BODY	ROLE IN RISK OVERSIGHT
Board
•
Responsible for general oversight of our risk management

•
Focuses on the most significant and material risks facing our company to help ensure that management develops and implements controls and appropriate risk mitigation strategies

•
Receives a report from senior management and the Audit Committee through the ORM Program on material risk assessments and mitigation strategies as part of the strategic plan updates to the Board

•
Responds to particular risk management issues as part of its general oversight of our company and in connection with its review and approval of corporate matters

•
Reviews the management succession plan

Audit Committee
•
Evaluates and discusses overall guidelines, policies, processes and procedures with respect to risk assessment and risk management

•
Oversees our ORM Program

•
Receives, considers and discusses a report of results under the ORM Program from senior management following management’s review and prioritizing of risk assessments and mitigation strategies

•
Oversees our compliance with legal and regulatory requirements and our ethics and compliance program

•
Oversees the company’s information security and risk management associated with cybersecurity

Human Resources Committee
•
Receives a report from our senior management concerning a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage

•
Considers whether our compensation program effectively creates a proper balance between appropriate risk-taking and competitive compensation

•
Analyzes the current management, identifies possible successors to senior management, and develops a succession plan

•
Oversees the company’s human capital management programs

Governance Committee
•
Oversees risks relating to the company’s governance structure and other corporate governance matters and processes

•
Oversees our sustainability and corporate social responsibility program

•
Oversees matters relating to related party transactions and conflicts of interest

•
Oversees compliance with key corporate governance documents

Independent Chairman of the Board
Under our By-laws and Corporate Governance Guidelines, our Chairman of the Board must be a director who the Board has determined is independent in accordance with the listing standards of the NYSE and cannot have previously served as an executive officer of our company. As a result, separate individuals serve as Chairman of the Board and Chief Executive Officer. We believe this leadership structure fosters effective governance and oversight of our company by: (i) providing the independent directors with control over the Board meeting agenda and discussion; (ii) assuring that independent directors control discussions about strategic alternatives; (iii) enabling an effective assessment of the Chief Executive Officer’s performance; (iv) providing an effective means for the Board to express its views on management, strategy and execution; and (v) positioning the Chairman to obtain direct and meaningful feedback from shareholders.

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Proposal 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2023
The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditors for fiscal 2023.
Representatives of Deloitte & Touche LLP will attend the virtual Annual Meeting and will be available to respond to questions. They will have the opportunity to make a statement if they desire to do so.
We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Although ratification is not required by our By-laws or otherwise, our Board is submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on our independent auditors as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will view the vote as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our shareholders.
FOR	The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors.
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for fiscal 2022, the Transition Period and fiscal 2021, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.
	2022	Transition Period	2021
Audit fees (1)	$4,279,000	$2,001,000	$3,788,000
Audit-related fees (2)	20,000	—	—
Tax fees (3)	14,000	8,000	7,000
All other fees	—	—	—

Total	$4,313,000	$2,009,000	$3,795,000
(1)
Audit fees consisted principally of fees for the audit of our annual consolidated financial statements, for reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for work in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to our internal control over financial reporting and statutory audits required internationally.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not reported under “Audit fees.” Audit-related fees in fiscal 2022 related to the filing of a Form S-3 Registration Statement under the Securities Act of 1933.

(3)
Tax fees in fiscal 2022, the Transition Period and fiscal 2021 consisted of fees billed for the preparation of an income tax return in New Zealand.

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PROPOSAL 2   |    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
Pre-approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.
Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee Chair or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the Audit Committee’s next regular meeting. The Audit Committee will regularly review summary reports detailing all services that our independent registered public accounting firm is providing to us.
Report of the Audit Committee
The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our financial reporting and disclosure responsibilities, accounting functions and internal controls. The functions of the Audit Committee are described in greater detail in the Audit Committee’s written charter adopted by our Board of Directors. Each member of the Audit Committee is independent as defined by the NYSE’s listing standards and SEC rules.
The Audit Committee reviews our financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements contained in the Annual Report on Form 10-K for fiscal 2022 and the Transition Period with our management and independent registered public accounting firm, Deloitte & Touche LLP. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal control. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the internal controls over financial reporting based upon the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.
The Audit Committee discussed with Deloitte & Touche LLP matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications With Audit Committees. In addition, Deloitte & Touche LLP provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with Deloitte & Touche LLP their independence.
The Audit Committee further considered the provision of non-audit services by Deloitte & Touche LLP and determined that the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for fiscal 2022 and the Transition Period be included in our Annual Report on Form 10-K for filing with the SEC.
Audit Committee
•
Duncan J. Palmer, Chair

•
Douglas L. Davis

•
Tyrone M. Jordan

•
Sandra E. Rowland

•
Stephen D. Newlin, Alternate Member

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STOCK OWNERSHIP
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND OTHER LARGE SHAREHOLDERS
The following table shows the beneficial ownership of common stock of each director, each named executive officer appearing in the Summary Compensation Table on page 46, each other shareholder owning more than 5% of our outstanding common stock, and the directors and executive officers (including the named executive officers who are current employees) as a group.
“Beneficial Ownership” means more than “ownership” as that term commonly is used. For example, a person “beneficially” owns stock if he or she owns it in his or her name, or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after February 28, 2023, through, for example, the exercise of a stock option.
Except as otherwise stated in the footnotes to the following table, information about common stock ownership is as of February 28, 2023. The percent of common stock beneficially owned is based on the number of shares outstanding on the record date for the Annual Meeting. At the close of business on February 23, 2023, the record date for the Annual Meeting, there were 65,462,573 shares of common stock outstanding. Our policies prohibit directors or named executive officers from pledging shares. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Stock Units Beneficially Owned (1)
Keith J. Allman	1,375	*	15,380

Ignacio A. Cortina (2)	56,092	*	17,182

Douglas L. Davis	0	*	2,065

Jayanthi Iyengar	6,376	*	27,604

Tyrone M. Jordan	0	*	5,098

Kimberley Metcalf-Kupres	3,175	*	9,703

Frank R. Nerenhausen (2)	85,337	*	15,226

Stephen D. Newlin	3,200	*	21,474

Michael E. Pack (2)	24,440	*	17,168

Duncan J. Palmer	0	*	31,776

David G. Perkins	0	*	1,194

John C. Pfeifer (2)	57,987	*	72,138

Sandra E. Rowland	7,275	*	0

John S. Shiely	21,450	*	6,727

All directors and executive officers as a group (2)	418,384	*	301,629

American Century Investment Management, Inc. and related entities (3)	4,142,633	6.33%

Aristotle Capital Management, LLC (4)	7,494,676	11.46%

BlackRock, Inc. (5)	5,766,911	8.80%

FMR LLC (6)	5,869,364	8.98%

The Vanguard Group (7)	6,279,471	9.60%

Victory Capital Management Inc. (8)	3,280,464	5.02%
*
The amount shown is less than 1% of the outstanding shares of common stock.

(1)
Amounts shown in this column are not included in the columns titled “Shares of Common Stock Beneficially Owned” or “Percent of Common Stock Beneficially Owned”. Amounts shown include restricted stock units (RSUs) awarded under our 2017 Incentive Stock and Awards Plan in fiscal years 2020 through 2022 in the following amounts to the following individuals:

72,138 units for John C. Pfeifer
17,168 units for Michael E. Pack
27,604 units for Jayanthi Iyengar
17,182 units for Ignacio A Cortina
15,226 units for Frank R. Nerenhausen
208,212 units for all executive officers as a group

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STOCK OWNERSHIP
RSUs are subject to forfeiture until they vest (subject to retirement terms of the awards).
Amounts shown also include stock units under our Deferred Compensation Plan for Directors and Executive Officers, all of which are vested or were free of restrictions, in the following amounts to the following individuals:
15,380 units for Keith J. Allman
2,065 units for Douglas L. Davis
5,098 units for Tyrone M. Jordan
9,703 units for Kimberley Metcalf-Kupres
21,474 units for Stephen D. Newlin
31,776 units for Duncan J. Palmer
1,194 units for David G. Perkins
6,727 units for John S. Shiely
93,417 units for all directors as a group
The units described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our common stock on a one-for-one basis. However, no such distribution will occur before April 29, 2023.
(2)
Amounts shown include the following amounts that the listed individuals have the right to acquire pursuant to stock options exercisable between February 28, 2023 and April 29, 2023:

9,950 shares for John C. Pfeifer
8,075 shares for Michael E. Pack
18,475 shares for Ignacio A. Cortina
33,300 shares for Frank R. Nerenhausen
134,211 shares for all executive officers as a group
(3)
Amount shown is as described in the Schedule 13G filed jointly with the SEC on February 8, 2023, by American Century Investment Management, Inc. (“ACIM”), American Century Companies, Inc. (“ACC”) and Stowers Institute for Medical Research (“Stowers”). ACC is controlled by Stowers. ACIM is a wholly owned subsidiary of ACC. The address of each of ACIM, ACC and Stowers is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111. The Schedule 13G reports that each of ACIM, ACC and Stowers has sole voting power over 3,870,793 shares, shared voting power over no shares and sole dispositive power over all of the shares shown.

(4)
Amount shown is as described in the Schedule 13G/A that Aristotle Capital Management, LLC filed with the SEC on February 14, 2023. Aristotle Capital Management, LLC is located at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025. Aristotle Capital Management, LLC reported beneficial ownership of 7,494,676 shares and had sole voting power over 6,630,551 shares, shared voting power over no shares, sole investment power over 7,494,676 shares and shared investment power over no shares.

(5)
Amount shown is as described in the Schedule 13G/A that BlackRock, Inc. filed with the SEC on January 25, 2023. BlackRock, Inc. is located at 55 East 52nd Street, New York, New York 10055. BlackRock, Inc. reported beneficial ownership of 5,766,911 shares and had sole voting power over 5,636,523 shares, shared voting power over no shares, sole investment power over 5,766,911 shares and shared investment power over no shares.

(6)
Amount shown is as described in the Schedule 13G that FMR, LLC filed with the SEC on February 9, 2023. FMR LLC is located at 245 Summer Street, Boston, Massachusetts 02210. FMR LLC reported beneficial ownership of 5,869,364 shares and had sole voting power over 4,731,666 shares, shared voting power over no shares, sole investment power over 5,869,364 shares and shared investment power over no shares.

(7)
Amount shown is as described in the Schedule 13G/A that The Vanguard Group filed with the SEC on February 9, 2023. The Vanguard Group is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported beneficial ownership of 6,279,471 shares and had sole voting power over no shares, shared voting power over 21,969 shares, sole investment power over 6,200,319 shares and shared investment power over 79,152 shares.

(8)
Amount shown is as described in the Schedule 13G that Victory Capital Management Inc. filed with the SEC on February 2, 2023. Victory Capital Management is located at 4900 Tiedeman Rd. 4th Floor, Brooklyn, Ohio 44144. Victory Capital Management reported beneficial ownership of 3,280,464 shares and had sole voting power over 3,213,058 shares, shared voting power over no shares, sole investment power over 3,280,464 shares and shared investment power over no shares.

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STOCK OWNERSHIP
Delinquent Section 16(a) Reports
The Securities Exchange Act of 1934 requires our directors, executive officers and controller to file reports with the SEC regarding their ownership and changes in ownership of our common stock. Based upon our review of copies of these reports and certifications given to us by such persons, we believe our directors, executive officers and controller have complied with their filing requirements for fiscal 2022.

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Compensation Discussion and Analysis
EXECUTIVE SUMMARY
Introduction and Overview
This Compensation Discussion and Analysis explains our compensation program and policies for fiscal 2022 and details the compensation decisions we made with respect to our named executive officers, or NEOs, and how their fiscal 2022 compensation aligns with our pay-for-performance philosophy. For fiscal 2022 (January 1, 2022 through December 31, 2022), our NEOs identified in the Summary Compensation Table are as follows:
John C. Pfeifer	President and Chief Executive Officer

Michael E. Pack	Executive Vice President and Chief Financial Officer

Jayanthi Iyengar	Executive Vice President, Chief Technology & Strategic Sourcing Officer

Ignacio A. Cortina	Executive Vice President, Chief Legal Officer and Secretary

Frank R. Nerenhausen	Executive Vice President and President, Access Equipment Segment
Oshkosh Strategy, Strengths and Fiscal 2022 Highlights
We describe our strategy with three simple words: Innovate. Serve. Advance. We believe this strategy provides the necessary framework to drive long-term, sustainable growth and is grounded in our purpose of making a difference in people’s lives. Our People First culture enables our strategy by creating an environment that is diverse, equitable and inclusive. When our team members thrive, innovation thrives.
INNOVATE.	SERVE.	ADVANCE.
We innovate customer solutions by combining leading technology and operational strength to empower and protect the everyday hero.	We serve and support those who rely on us with a relentless focus throughout the product lifecycle.	We advance by expanding into new markets and geographies to make a difference around the world.
We are committed to creating value for shareholders and are driven by our powerful purpose: making a difference in people’s lives. Our many strengths contribute to our positive outlook and support our plans to grow revenue, operating income and return on invested capital (ROIC) over the next several years. We believe these strengths include:
•
Leading market positions for our products and services.

•
Favorable market dynamics signaling increased demand for our products.

•
Opportunities for organic and inorganic growth supported by our M & A strategy.

•
Disciplined capital allocation designed to balance our investments and deliver shareholder value.

Oshkosh worked through ongoing supply chain disruptions and persistent inflation in fiscal 2022 to grow revenues during the year. We made significant progress combatting inflationary pressures with multiple price increases and persevering through supply chain disruptions by dual sourcing, re-sourcing and redesigning products to take advantage of more readily available parts. These actions enabled our company to significantly improve operating results as the year progressed, providing important momentum as we exited fiscal 2022. Oshkosh more than doubled consolidated operating income from the first half of the year to the second half of the year and remains focused on actions to optimize our global operations and advance innovation to support customers as we drive long-term growth and create shareholder value.

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Compensation Discussion and Analysis
•
Our revenues in fiscal 2022 increased by 4.1% from $7.95 billion in the year ended December 31, 2021 to $8.28 billion in fiscal 2022. We received record orders in the fiscal year and ended the year with record backlogs in several segments, leading to a consolidated backlog of  $14 billion, which we believe supports a solid outlook moving forward.

•
Consolidated operating income in fiscal 2022 was $372.3 million, or 4.5% of sales.

•
We generated over $600 million of cash flow from operations during the year.

•
Diluted earnings per share (EPS) was $2.63 in fiscal 2022, a decrease of 60.6% compared with EPS of  $6.68 in the year ended December 31, 2021.

•
In fiscal 2022, we returned $252.3 million of cash to shareholders through a combination of dividends and share repurchases, including cash dividends totaling $97.3 million.

Pay for Performance
A fundamental principle underlying our compensation program is that we pay for performance. Our compensation program for fiscal 2022 supported performance by providing appropriate incentives to our executives. To prudently manage our compensation investments while still attracting and retaining the highest caliber executives, we generally set base salary and target amounts of other elements of compensation close to the 50th percentile for the companies represented in the database that we discuss below.
Overall, we allocate a greater portion of NEO compensation to incentive-based pay that varies based on company and segment performance (annual incentive and long-term equity incentives) than to fixed compensation (base salary) as the graphics below illustrate. We limit benefits that NEOs receive that are not broadly available to Oshkosh employees to those related to business need.
TARGET COMPENSATION MIX
The target value represents the total direct compensation which we set close to the 50th percentile of companies in the Mercer US Executive Remuneration Database.
Fiscal 2022 Target Compensation CEO
We display fiscal 2022 target compensation for Mr. Pfeifer in the graphic below.

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Compensation Discussion and Analysis
Fiscal 2022 Target Compensation for Other NEOs
We display fiscal 2022 average target compensation for all other NEOs in the graphic below. These averages exclude the one-time restricted stock unit award that we provided to Ms. Iyengar in connection with her hiring to better represent target annual compensation.
Transition to Calendar Year for Fiscal 2022
The company transitioned to a calendar year fiscal year beginning January 1, 2022 to better align our planning and reporting activities to those of our customers and suppliers. In consideration of this transition, the Committee made certain compensation adjustments to address the Transition Period (October 1, 2021 to December 31, 2021). The concept the Committee followed was to provide compensation opportunities for the Transition Period that were similar to fiscal 2021 on a pro-rata basis for both short- and long-term incentive purposes as follows:
	Target Transition Short- Term Incentive	Actual Transition Short- Term Incentive Payout	Value of Restricted Stock Units
Mr. Pfeifer	$310,764	$0	$1,250,843

Mr. Pack	$89,832	$0	$313,430

Ms. Iyengar	N/A	N/A	N/A

Mr. Cortina	$96,048	$0	$376,691

Mr. Nerenhausen	$126,483	$97,152	$313,430
•
The Committee established short-term incentives for the Transition Period with target amounts at 25% of normal annualized targets. The range of payout was 0% for performance below threshold up to 100% (of the 25%) for performance at or exceeding targets. The performance measures were consolidated operating income for corporate NEOs and segment operating income for segment NEOs. We did not meet threshold performance for consolidated operating income. The Access Equipment segment performance was between threshold and target performance which yielded a payout of 76.8%. for Mr. Nerenhausen.

•
The Committee approved long-term incentive grants for the Transition Period with a target value of approximately 25% of normal annualized values. These grants consisted of restricted stock units with pro-rata vesting over three years.

•
There were no changes to base salary during the Transition Period.

•
Ms. Iyengar joined the company on January 3, 2022 and therefore did not participate in any Transition Period compensation opportunities.

Say-on-Pay
At our 2022 Annual Meeting, shareholders strongly supported our executive compensation program with 95.2% of the votes cast in favor of the annual advisory proposal on the fiscal 2021 compensation of our NEOs. We engage frequently with our shareholders to listen, learn and understand what our investors view as important. Specifically, we engage on subjects such as our company performance, corporate governance, sustainability, human capital management, capital allocation and executive compensation. During fiscal 2022, we hosted an Investor Day to highlight technology advancements, strategy for growth, 2025 financial targets, and our ongoing commitment to sustainability. We continue to review our shareholder engagement program and refine it, if appropriate, to ensure it aligns with company objectives and our shareholders’ interests.

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Compensation Discussion and Analysis
Fiscal 2022 Performance Measures — Annual Cash Incentive Awards
For fiscal 2022, we maintained the same performance measures as in fiscal 2021 for our annual cash incentive awards: consolidated and segment operating income (OI) and consolidated and segment days net working capital (DNWC). These performance measures provide focus on our Innovate. Serve. Advance. strategy and reinforce strong working capital management , robust cash flow and growth in earnings per share. We discuss and explain these performance measures in greater detail below under “COMPENSATION DECISIONS FOR FISCAL 2022 — Annual Cash Incentive Awards.” We continue to believe it is important to provide business segment presidents the opportunity to be rewarded for results primarily tied to their business segment.
Fiscal 2022 Performance Measures — Long-Term Incentive Awards
For fiscal 2022, we maintained relative total shareholder return (TSR) and relative ROIC as performance measures for our long-term incentive performance share awards. These awards reinforce the importance of outperforming peer companies in similar industries through market cycles and macroeconomic events.
In addition, for fiscal 2022, the Committee introduced objectives relating to diversity and climate change to align the structure with the company’s focus on environmental, social and governance (ESG) initiatives, with 10% of annual long-term incentive awards allocated to these measures. For this portion of the annual long-term incentive award, we used three equally weighted measures: Female leadership representation (Female); black, indigenous and people of color (BIPOC) representation; and improvement in greenhouse gas (GHG) emissions normalized for sales. We are committed to limiting our impact on climate change and we believe that an inclusive and diverse workforce is critical to long-term business success. Including these measures in the performance share awards will help drive continued focus in these areas.
We discuss and explain our performance measures in greater detail below under “COMPENSATION DECISIONS FOR FISCAL 2022 — Performance Share Awards.”

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Compensation Discussion and Analysis
HUMAN RESOURCES COMMITTEE OVERSIGHT RESPONSIBILITIES
The Human Resources Committee establishes, oversees and approves the compensation program, awards, practices and procedures for our executive officers. The Committee makes annual compensation decisions using a thoughtful and deliberate process based on performance, open discussion and competitive market data Mercer provides as the Committee’s independent compensation consultant. The Committee also recommends to the Board of Directors the competitive pay package for its directors.
COMPENSATION PHILOSOPHY AND OBJECTIVES
A fundamental principle underlying our compensation program is that we pay for performance. The objective of our compensation program is to incentivize the achievement of both short- and long-term results through the alignment of pay with performance goals that we set rigorously. We intend this approach to attract, retain, motivate and sustain high performing executive talent. The Committee strives to clearly link pay to performance and align incentive compensation opportunities with the long-term interests of our shareholders. As a result, we designed our compensation program to reward executives for annual financial results as well as strategic decision-making for sustained long-term company performance.
Checklist of Compensation Practices
WHAT WE DO	WHAT WE AVOID
Align pay and performance Require minimum stock ownership Provide a balanced pay mix Maintain clawback and anti-hedging policies Prohibit pledging of company stock	Single-trigger change in control features Executive perquisites that lack sound business rationale Excise tax gross-ups Employment contracts
Consistent with the objectives of our compensation program, the Committee has designed cash and equity awards that have varying timeframes for earning and payment and include a substantial proportion of pay that is “at risk” and dependent on future performance. The primary components of our executive compensation program in fiscal 2022 were as follows:
	Specific Compensation Component	Key Features For Fiscal 2022	For More Information, See Page
Fixed	Base salary	We generally target base salaries within 10% of the 50th percentile of market; we generally base salary increases on performance and market competitiveness	34

Performance-based short-term incentives	Annual cash incentive awards	We base annual cash incentive awards on the achievement of challenging annual performance goals which for fiscal 2022 were consolidated and segment OI and consolidated and segment DNWC	35

Long-term incentives	Relative performance shares (weighted 40%)	Performance shares benefit the recipient to the extent our relative TSR (weighted 25%) and relative ROIC (weighted 15%) over a period of three years compare to companies in our comparator groups	38

	ESG performance shares (weighted 10%)	Performance shares benefit the recipient to the extent we meet or exceed environmental and DE&I goals	41

	Restricted stock units (weighted 50%)	Restricted Stock Units (RSUs) tie a portion of the recipient’s compensation to share price with vesting over a period of up to three years	41

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Compensation Discussion and Analysis
In certain circumstances, such as for newly hired or promoted executives or for retention purposes, we may also provide compensation outside of these compensation components.
The Committee awarded Ms. Iyengar a one-time restricted stock unit grant in connection with her hiring with a value of $3,451,350 on January 3, 2022. We intended this additional equity award to offset the long-term incentive value forfeited with her prior employer and also provide a long-term incentive value aligned to the value of this new position as well as Ms. Iyengar’s experience and capabilities.
ANNUAL COMPENSATION PROGRAM DESIGN REVIEW
We generally target compensation close to the 50th percentile of the compensation database that we use. We believe our executive compensation program positions us to compete effectively when recruiting, selecting and seeking to retain key executives. The Human Resources Committee believes that retaining a high-performing executive team is important for the long-term success of the business.
The Committee annually evaluates our compensation program to determine if it is appropriate to adjust the program design, types of awards, or levels of pay. For fiscal 2022, this evaluation included a review with Mercer of its analysis of general industry compensation data. As we describe in more detail below, this analysis gives the Committee comparative references and enhances the Committee’s understanding of each executive’s compensation package.
The Committee decided to continue to use consolidated OI and consolidated DNWC as performance measures for the fiscal 2022 annual cash incentive awards for NEOs other than segment presidents. Retaining consolidated OI as a measure allowed for a continued emphasis on maximizing income. Retaining consolidated DNWC as a measure for NEOs other than segment presidents continued to reinforce strong consolidated working capital management. The DNWC measure for corporate NEOs also aligns with the measures that we assign to our segment presidents. For our segment presidents, the Committee decided to use consolidated OI, segment OI and segment DNWC measures for the fiscal 2022 annual cash incentive award, which were the same measures we used for fiscal 2021. Like ROIC, which is a measure we use in our long-term incentive awards, DNWC provides important focus on maximizing cash flow.
The OI and DNWC measures align with our value drivers of sales growth, operating margin, and ROIC.
DETERMINING PAY LEVELS
For fiscal 2022, Mercer provided the Committee various analyses of general industry compensation data from its US Executive Remuneration Database, a survey that includes compensation for more than 1,600 organizations. We use this database because we believe the survey size ensures consistent and statistically valid data that is representative of the market in which we compete for executive talent. We generally consider only aggregate data and do not select individual companies for comparison. We believe this approach avoids giving undue importance to statistically outlying companies while offering a general understanding of compensation practices in the market. However, we do review data that is sourced from public companies and regressed to our revenue scope to ensure the data is relevant to our market for executive talent.
The Mercer US Executive Remuneration Database includes data regarding base salary, target and actual annual cash incentive awards, and target and actual long-term incentive awards. The data reflects the individual responsibilities of each position and company revenue size. In addition to the market data, the Committee also considers, in a subjective manner, the annual evaluation of each executive officer’s performance when determining base salary, annual incentive awards and long-term incentive awards.
We hired Ms. Iyengar into the role of Executive Vice President, Chief Technology and Strategic Sourcing Officer on January 3, 2022. The Committee used the same Mercer US Executive Remuneration Database when preparing and approving Ms. Iyengar’s base pay, target annual incentive, and annual long-term incentive award.
COMPENSATION DECISIONS FOR FISCAL 2022
Base Salary
In September 2021, the Committee reviewed the Mercer US Executive Remuneration Database by position to evaluate the competitiveness of the NEOs’ base salaries. The Committee generally believes base salaries that are within 10% of the

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Compensation Discussion and Analysis
50th percentile for this database are competitive. The Committee reviewed Mr. Pfeifer’s performance and reviewed the performance evaluations of the other NEOs, which Mr. Pfeifer prepared, to ensure that base salary decisions for each executive reflected the executive’s performance and were otherwise consistent with our compensation goals. After analyzing the data and performance information for each executive, the Committee decided to provide larger base salary increases to Messrs. Pfeifer and Pack to recognize strong performance, time in position and to progress their total compensation opportunities towards the median of market benchmarks. The Committee decided to provide competitive increases to Messrs. Cortina and Nerenhausen reflecting strong performance through fiscal 2021 and also to maintain competitive positioning compared to market benchmarks given their respective roles, skills and experience. Based on our philosophy for establishing base salaries, the Committee used the same database and determined the appropriate base salary to provide Ms. Iyengar as a newly-employed executive effective January 3, 2022.
Summary of Fiscal 2022 Base Salary Adjustments
Base salary adjustments for fiscal 2021 and fiscal 2022 were as follows:
Named Executive Officer	Adjustment as a % of Base Salary for Fiscal 2021 (1/1/21)	Adjustment as a % of Base Salary for Fiscal 2022 (1/1/22)
Mr. Pfeifer	2.0%	10.0%

Mr. Pack	2.0%	10.0%

Ms. Iyengar (1)	N/A	N/A

Mr. Cortina	2.0%	5.0%

Mr. Nerenhausen	2.0%	5.0%
(1)
Ms. Iyengar was hired effective January 3, 2022 and did not receive additional base salary increases within 2022.

Annual Cash Incentive Awards
Our annual cash incentive plan links cash awards to the achievement of specific short-term corporate performance goals that the Committee approves each year. These awards tie a significant portion of an executive’s annual compensation to our company’s performance. For fiscal 2022, awards were dependent on our performance under a combination of two measures for NEOs other than segment presidents: consolidated OI and consolidated DNWC; and three measures for segment presidents: consolidated OI, segment OI, and segment DNWC.
After the Committee reviewed the Mercer US Executive Remuneration Database and each executive’s performance, the Committee assigned each executive a threshold, target and maximum annual cash incentive award payment level, as a percentage of base salary, for fiscal 2022. As in the past, we targeted the annual cash incentive award opportunity at approximately the 50th percentile of the competitive data as reflected in the database. For fiscal 2022, the Committee maintained target percentages consistent with fiscal 2021 levels for Mr. Nerenhausen and increased target percentages for Messrs. Pfeifer, Pack and Cortina as we note in the table below. Based on our philosophy for establishing target percentages, the Committee used the same database and determined the appropriate target percentage to provide to Ms. Iyengar upon her hiring effective January 3, 2022.
The payout opportunities for the NEOs for fiscal 2022 are set forth in the table below:
		POTENTIAL ANNUAL AWARD AS A PERCENTAGE OF BASE
Named Executive Officers	Prior Target	Threshold	Target	Maximum
Mr. Pfeifer	130%	67.5%	135%	270%

Mr. Pack	70%	40%	80%	160%

Ms. Iyengar (1)	N/A	35%	70%	140%

Mr. Cortina	75%	40%	80%	160%

Mr. Nerenhausen	80%	40%	80%	160%
(1)
Ms. Iyengar was not an NEO during fiscal 2021.

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Compensation Discussion and Analysis
Annual Cash Incentive Awards-Operating Income and Fiscal 2022 Results
The Committee structured our annual cash incentive awards for fiscal 2022 with operating income targets that reflected the uncertainties associated with volatile supply chain and labor markets. Actual fiscal 2022 results for annual cash incentive plan purposes based on the definitions below (which may differ from reported results based on U.S. Generally Accepted Accounting Principles) also appear in the last column of the chart below.
	Performance Measure	Bonus Weighting	Threshold in Millions	Target in Millions	Maximum in Millions	Fiscal 2022 Actual in Millions
Mr. Pfeifer, Mr. Pack, Ms. Iyengar and Mr. Cortina	Consolidated OI	70%	$559	$645	$791	$326

Mr. Nerenhausen	Consolidated OI	25%	$559	$645	$791	$326
	Access Equipment OI	50%	$375	$415	$495	$301
•
Consolidated OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of our unconsolidated affiliates, adjusted for losses on the liquidation of foreign entities ($4.6 million), for impairment charges ($7.7 million), to remove our change in accounting methodology for inventories ($57.9 million) and Maxi-Métal income ($0.5 million).

•
Access Equipment segment OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of unconsolidated affiliates, adjusted for losses on the liquidation of foreign entities ($4.6 million) and to remove the change in accounting methodology for inventories ($16.9 million).

The results satisfied the annual incentive plan requirement that we achieve a minimum 3% operating income margin on a consolidated or segment basis, as applicable, in fiscal 2022 to receive an OI payment above target. Actual OI margin in fiscal 2022 was 3.9% on a consolidated basis and 7.6% for the Access Equipment segment, in each case using amounts based on the definitions above (which may differ from reported results).
Annual Cash Incentive Awards-Days Net Working Capital and Fiscal 2022 Results
The Committee established the targets for DNWC based on our forecasted financial performance, as indicated below. Actual fiscal 2022 results based on the definitions below also appear in the last column in the chart below.
	Performance Measure	Bonus Weighting	Threshold	Target	Maximum	Fiscal 2022 Actual
Mr. Pfeifer, Mr. Pack, Ms. Iyengar and Mr. Cortina	Consolidated DNWC	30%	78.5	72.5	66.5	78.4
Mr. Nerenhausen	Access Equipment DNWC	25%	84.5	78.0	71.5	84.4
•
Consolidated DNWC is the average Net Working Capital (NWC) for the five consecutive quarters ending December 31 divided by the average daily sales excluding acquisition during fiscal 2022. NWC is defined as current assets (less cash) minus current liabilities (less short-term debt and customer advances at our Pierce Manufacturing, Inc. subsidiary), adjusted for working capital of Maxi-Métal of  $5.5 million, $3.7 million and $6.0 million at June 30, 2022, September 30, 2022 and December 31, 2022, respectively, and to provide for a LIFO reserve as if the company did not change its accounting methodology for inventories of  $167.7 million, $170.2 million, $177.1 million, $187.0 million and $225.6 million at December 31, 2021, March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022, respectively.

•
Access Equipment segment DNWC is the average NWC for the five consecutive quarters ending December 31 divided by the average daily sales for fiscal 2022. NWC is defined as current assets (less cash) minus current liabilities (less short-term debt), adjusted to provide for a LIFO reserve as if the company did not change its in accounting methodology for inventories of  $48.6 million, $46.8 million, $50.2 million, $55.7 million and $65.5 million at December 31, 2021, March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022, respectively.

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Compensation Discussion and Analysis
Fiscal 2022 Annual Incentive Award Payouts
Based on consolidated and segment results, performance payouts under the annual cash incentive plan to our NEOs were as follows:
	Target Annual Incentive Award ($) (1)	Payout Based on Consolidated Operating Income ($)	Payout Based on Consolidated Days Net Working Capital ($)	Payout Based on Segment Operating Income ($)	Payout Based on Segment Days Net Working Capital ($)	Total ($)	Payout Level (Percent of Target Payout) (2)
Mr. Pfeifer	1,410,750	—	214,998	N/A	N/A	214,998	15.2%

Mr. Pack	448,800	—	68,397	N/A	N/A	68,397	15.2%

Ms. Iyengar	368,967	—	56,231	N/A	N/A	56,231	15.2%

Mr. Cortina	428,898	—	65,364	N/A	N/A	65,364	15.2%

Mr. Nerenhausen	529,502	—	N/A	—	67,247	67,247	12.7%
(1)
The target annual incentive award represents fiscal 2022 base salary multiplied by each NEO’s target award percentage.

(2)
Payout level is the sum of the results of each performance measure as a percentage of target performance multiplied by each measure’s respective weighting.

Equity-Based Long-Term Incentive Awards
The Committee historically granted individual equity awards for executives on an annual basis at its November meeting. Following the change to a calendar year fiscal year, in fiscal 2022 and going forward, the Committee will grant individual equity awards for executives on an annual basis at its February meeting. Grants of equity awards in fiscal 2022 are subject to the terms of the 2017 Incentive Stock and Awards Plan, which shareholders approved at the 2017 Annual Meeting.
In fiscal 2022, as we had done in the recent past, we provided two types of equity-based long-term incentive awards: performance shares and restricted stock units. The Committee believes equity-based long-term incentive awards are key components of our compensation program and appropriately align pay with performance. Long-term incentive awards serve the following three critical functions:
•
Motivate executives to focus on our long-term growth and performance;

•
Encourage and facilitate executive ownership of our common stock, which aligns executive objectives with those of shareholders; and

•
Help to attract and retain key executives, which we believe contributes to increased shareholder value.

For annual equity awards that the Committee granted in fiscal 2022, the Committee provided to each NEO long-term incentive awards with a target value generally equal to the 50th percentile of long-term incentive award values in the Mercer US Executive Remuneration Database. The awards provided a significant incentive for executives to execute our strategy, achieve fiscal 2022 performance goals and deliver total shareholder return and also provided considerable retention value for key executives. The following table summarizes target long-term incentive grant date award values that we used for awards to NEOs for fiscal 2021 and fiscal 2022.
Named Executive Officer	Fiscal 2021 Long-Term Incentive Award Granted 11/16/2020	Fiscal 2022 Long-Term Incentive Award Granted 2/21/2022
Mr. Pfeifer	$2,001,336	$5,004,740

Mr. Pack	$1,001,854	$1,255,331

Ms. Iyengar (1)	N/A	$802,375

Mr. Cortina	$1,001,854	$1,503,994

Mr. Nerenhausen	$1,001,854	$1,255,331
(1)
Ms. Iyengar was hired effective January 3, 2022 and did not receive an annual long-term incentive award for fiscal 2021.

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Compensation Discussion and Analysis
For the fiscal 2022 grants, the Committee approved to delivery of the target award value in accordance with defined criteria established by awarding to each executive:
•
50% of the target value in the form of performance shares (25% on relative TSR, 15% on relative ROIC and 10% on ESG) and

•
50% in the form of restricted stock units.

Performance Share Awards
All performance share awards will require our company performance to exceed certain thresholds to deliver a payout. For fiscal 2022 grants, performance shares accounted for a total combined weight of approximately 50% of the target award value for each NEO’s long-term incentives. We granted to each NEO performance shares with 25% of the annual long-term incentive target award value allocated to relative TSR, 15% allocated to relative ROIC and 10% allocated to ESG performance-based measures. The Committee valued TSR performance shares using a Monte Carlo simulation model from a third-party provider. The Committee valued ROIC and ESG performance shares using the fair market value of the underlying common stock on the date of grant.
These awards reinforced our pay-for-performance philosophy by providing target (100%) payout only if we achieve at least 50th percentile performance for our relative TSR and ROIC measures and substantial improvement in diverse representation and sustainability for our ESG measures. Executives can earn up to a 200% maximum payout on each measure for outstanding performance. In addition to being performance-based, our performance shares vest only after three years of continuous employment (subject to additional terms in the event of retirement) which provides a retention incentive during the full vesting period.
Upon a qualified retirement, a pro-rata portion of the performance shares will vest. As of December 31, 2022, Mr. Nerenhausen was eligible to retire under the 2017 Incentive Stock and Awards Plan as shown in the Potential Payments on Termination or Change-In-Control table below. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the company.
Total Shareholder Return
The fiscal 2022 TSR-based performance share awards measure performance based on the company’s TSR relative to the TSR results of an index of similarly-sized companies over a three-year performance period. Executives benefit from these fiscal 2022 performance share grants only if our TSR compares favorably to the TSR of companies in the Standard & Poor’s MidCap 400 Index. TSR is defined as stock price appreciation plus dividends over three years after the grant date of the performance shares. The final number of shares an executive receives at the end of the three-year performance period can range from zero to double the target number of performance shares, depending on our relative TSR, subject to the payout cap that we describe below. Performance shares support the Committee’s objective of increasing executives’ ownership interest in our company and giving them incentive to enhance shareholder value.
The table below reflects the percent of target performance shares that an NEO could earn at the end of the three-year period from January 1, 2022 to December 31, 2024 based on our relative TSR performance. This award is subject to a payout cap, using our share price on the last day in the performance period, equal to 400% of the aggregate value of the number of shares the executive would have received for relative TSR performance at the 50th percentile using our share price on the date we awarded performance shares. If the award value exceeds the payout cap, we reduce the shares that we deliver to the value of the payout cap.
3-Year TSR	Percent of Target Shares Award Earned
Below 25th Percentile	0%

25th Percentile	50%

50th Percentile	100%

75th Percentile	200%
The Committee continues to use the Standard & Poor’s MidCap 400 Index for these awards rather than the more targeted comparator group that we used for ROIC purposes because the index reflects the Committee’s view that there is a broad range of investment options available to shareholders.

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Compensation Discussion and Analysis
TSR-Results that Impacted Fiscal 2022
For performance share awards that we granted in fiscal 2020 relating to performance from October 1, 2019 through September 30, 2022, our TSR of 6.10% resulted in a rank at the 41st percentile relative to the TSR of companies in the Standard & Poor’s MidCap 400 Index. This percentile ranking resulted in a payout at 83% of target for these awards, which resulted in payouts to the participating NEOs at the values shown below.
NEOs	Fiscal 2022 Performance Share Payouts — TSR
Mr. Pfeifer	$128,853

Mr. Pack (1)	—

Ms. Iyengar (1)	—

Mr. Cortina	$74,620

Mr. Nerenhausen	$99,986
(1)
Mr. Pack and Ms. Iyengar were not in their current roles and therefore did not receive performance share awards in fiscal 2020.

The dollar values in the table reflect the closing price of our stock on October 17, 2022, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends.
Return on Invested Capital
The fiscal 2022 ROIC-based performance share awards measure performance based on the company’s relative ROIC. Executives benefit from the ROIC performance shares only if our ROIC results compare favorably to our ROIC comparator group. The performance goal is calculated as our total net income before extraordinary items, non-recurring gains and losses, discontinued operations and accounting changes, plus the after-tax cost of interest expense for the 11 quarters in the period ended September 30, 2024, divided by the sum of total debt plus shareholders’ equity as of the last day of the same calendar quarters and the immediately preceding calendar quarter for the company. This calculation relies on publicly filed financial statements of ROIC comparator group companies. Therefore, the Committee designed the calculation to incorporate available information within the three year performance period.
The table below reflects the percent of target performance shares that an NEO could earn at the end of the three-year period from January 1, 2022 to December 31, 2024 based on our relative ROIC performance. This award is subject to a payout cap, using our share price on the last day in the performance period, equal to 400% of the aggregate value of the number of shares the executive would have received for relative ROIC performance at the 50th percentile using our share price on the date we awarded performance shares. If the award value exceeds the payout cap, we reduce the shares that we deliver to the value of the payout cap.
3-Year ROIC	Percent of Target Shares Award Earned
Below 25th Percentile	0%

25th Percentile	50%

50th Percentile	100%

85th Percentile	200%
For the fiscal 2022 grant of ROIC-based performance share awards, the Committee increased the performance required to achieve maximum payout to the 85th percentile of the peer group, from the 75th percentile. This change reflects the Committee’s elevated view of the company’s ability to outperform peers on the basis of ROIC, based both on historical achievements as well as on outlook and expectations for earnings growth and capital management.
The ROIC comparator group for the fiscal 2022 awards included companies in three distinct Standard Industrial Classification (SIC) industry groupings: Industrial Machinery, Construction/Farm Machinery and Heavy Trucks, and Defense & Aerospace, with annual revenues between approximately one quarter to two times our annual revenue. The Committee believes these companies are representative of the industries in which our products compete and are likely to have investment needs like ours — to support the maintenance and improvement of their infrastructure and ensure continued growth. The companies in the ROIC comparator group for the fiscal 2022 awards are listed below.

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Compensation Discussion and Analysis
ROIC COMPARATOR GROUP OF COMPANIES FOR FISCAL 2022 PERFORMANCE SHARES
Industrial Machinery (25%)	Construction/Farm Machinery and Heavy Trucks (50%)	Defense & Aerospace (25%)
Dover Corporation	AECOM	Curtiss-Wright Corporation
Flowserve Corporation	AGCO Corporation	L3Harris Technologies, Inc.
Fortive Corporation	Allison Transmission Holdings, Inc.	Howmet Aerospace Inc.
Illinois Tool Works Inc.	Dycom Industries, Inc.	Huntington Ingalls Industries, Inc.
Ingersoll Rand Inc.	EMCOR Group Inc.	KBR, Inc.
Lincoln Electric Holdings Inc.	Granite Construction Incorporated	Spirit AeroSystems Holding, Inc.
Parker-Hannifin Corporation	Martin Marietta Materials, Inc.	Teledyne Technologies Incorporated
Pentair plc	MasTec, Inc.	Textron Inc.
Stanley Black & Decker, Inc.	Meritor, Inc.	TransDigm Group Inc.
The Timken Company	Primoris Services Corporation	Triumph Group, Inc.
Xylem Inc.	Quanta Services, Inc.
REV Group, Inc.
Terex Corporation
The Toro Company
Trinity Industries Inc.
Tutor Perini Corporation
Valmont Industries, Inc.
Vulcan Materials Company
Wabtec Corporation
ROIC-Results that Impacted Fiscal 2022
For performance share awards that we granted in fiscal 2020 relating to performance from October 1, 2019 through June 30, 2022, our relative ROIC of 26.15% resulted in a rank at the 56th percentile versus the ROIC of companies in the ROIC comparator group that applied to these awards. This percentile ranking resulted in a payout at 122% of target under these awards, which resulted in payouts to the NEOs at the values shown below.
NEOs	Fiscal 2022 Performance Share Payouts — ROIC
Mr. Pfeifer	$288,986

Mr. Pack (1)	—

Ms. Iyengar (1)	—

Mr. Cortina	$166,980

Mr. Nerenhausen	$221,759
(1)
Mr. Pack and Ms. Iyengar were not in their current roles and therefore did not receive performance share awards in fiscal 2020.

The dollar values in the table reflect the closing price of our stock on October 17, 2022, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	40

Compensation Discussion and Analysis
Environmental, Social, Governance
The 2022 ESG-based performance shares measure performance based on leadership representation and reduction in greenhouse gas emissions normalized for sales, measured as of December 31, 2024, as we describe in the following table. Executives benefit from these 2022 performance share grants only if our performance meets or exceeds threshold goals.
	Global Female Representation: Director- level and above	U.S. BIPOC Representation: Director-level and above	Reduction in GHG emissions normalized for sales, from 2021 baseline
Weight (total 10%)	3.4%	3.3%	3.3%

Threshold: 50% payout	22.5%	11.0%	7.0%

Target: 100% payout	25.2%	12.5%	8.25%

Maximum: 200% payout	27.9%	14.0%	10.0%
In setting these goals, the Committee considered the company’s long-term diversity and sustainability goals, current programs in place to support these goals, potential additional programs that could drive progress over the performance period, advice from Mercer on prevalent and emerging goal-setting practices, and benchmarking of public disclosures on ESG goals and incentive design. The Committee believes that these goals are rigorous and challenging and will reward NEOs for making targeted investments in programs that will enable a more diverse and sustainable company positioned for long-term success.
Restricted Stock Units
The Committee believes RSUs are valuable because they tie a portion of the executive’s compensation to stock price and the vesting period provides a retention incentive. RSUs enable executives to realize value based on the price of our common stock on the vesting date, creating a link between executive decision-making and shareholder value. Each RSU grant has a three-year vesting period, with one-third vesting each year. RSUs call for accelerated vesting upon a qualified retirement unless the qualified retirement occurs prior to the first anniversary of the grant date, in which case only a pro-rata portion of the RSUs will vest. However, awards that vest due to a qualified retirement will continue to settle per their original vesting schedule of one-third each year. As of December 31, 2022, Mr. Nerenhausen was eligible to retire under the 2017 Incentive Stock and Awards Plan as shown in the Potential Payments on Termination or Change-In-Control table. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the company.
RSUs accounted for 50% of the target long-term incentive award value in fiscal 2022 which was the same weight as in fiscal 2021. The Committee valued RSUs using the fair market value of the underlying common stock on the date of grant.
New Hire Award
In addition to annual awards, we also use restricted stock unit equity awards in special circumstances for recruiting or retaining employees and at times due to a promotion. The Committee awarded Ms. Iyengar a one-time restricted stock unit grant in connection with her hiring with a value of  $3,451,350 on January 3, 2022. This equity award was designed to offset the long-term incentive value forfeited with her prior employer, provide a long-term incentive value aligned to the value of this new position and reflect Ms. Iyengar’s experience and capabilities.
Retirement Benefits
We provide retirement benefits based on competitive market trends. The retirement plans for the NEOs include a 401(k) plan with company matching contributions, as well as an additional company contribution based on age and base salary. We provide substantially similar 401(k) benefits to the salaried employees in our corporate office and certain business segments. We also offer non-qualified supplemental executive retirement plans which help to attract and retain senior executive talent that are available to executives on the recommendation of the Chief Executive Officer and with Committee approval. See “2022 Pension Benefits” on page 51 for more information regarding our supplemental executive retirement plans and our pension plan.
We maintain a qualified defined contribution retirement benefit plan under which we contribute a percentage of base salary for each participant up to Internal Revenue Code limits for such plans based on age. The contributions vary by business segment and employee groups. For the NEOs, the contributions, as a percentage of qualifying wages, are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.
For NEOs and other executives who were eligible to participate in our frozen non-qualified defined benefit supplemental executive retirement plan, we maintained a non-qualified defined contribution supplemental executive retirement plan that

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Compensation Discussion and Analysis
provides a percentage of base salary and bonus based on age. The contributions are as follows: under age 45, 10%; age 45 to 50, 12.5%; and over age 50, 15%. Mr. Nerenhausen earned benefits under this plan. We discontinued this plan on December 31, 2012, and no new participants have been added since that date.
For newer executive officers, we maintain a restoration, non-qualified defined contribution executive retirement plan that provides a percentage of base salary and bonus above the Internal Revenue Code retirement plan limits that apply to our broad-based defined contribution retirement plan. The contributions above the Internal Revenue Code limits are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.
On July 27, 2021, the company’s Board of Directors approved a plan to terminate and settle our Salaried and Clerical Office Pension Plan. Upon settlement in the fourth quarter of fiscal 2022, the company issued lump sums pursuant to participant elections or transferred remaining assets and liabilities to an insurance company that will provide for and pay the remaining benefits to participants. Mr. Pack, Mr. Cortina, and Mr. Nerenhausen participated in this plan. The 2022 Pension Benefits table reflects the settlement of these benefits for impacted NEOs.
Deferred Compensation
Our NEOs are eligible to participate in our Deferred Compensation Plan for Directors and Executive Officers, which is a non-qualified, unfunded retirement savings plan. The Deferred Compensation Plan allows the deferral of base salary and annual cash incentive awards into either an investment program, which pays a guaranteed rate of return based on the prime interest rate plus 1%, or a share program, which mirrors the performance of our common stock during the relevant period, including dividends. Executives also may defer RSU grants and performance shares under the Deferred Compensation Plan. See “2022 Non-Qualified Deferred Compensation” on page 52, for more information regarding our deferred compensation plans.
Other Benefits
During fiscal 2022, we provided limited additional personal benefits to certain executive officers. We authorize executive use of our company plane for personal reasons only in limited and specific circumstances. Our Board had approved Mr. Pfeifer’s service as a member of the board of directors of another company in recognition of the valuable professional development opportunities such service can provide Mr. Pfeifer while serving as our Chief Executive Officer. During fiscal 2022, Mr. Pfeifer traveled to this board’s meetings on our company aircraft to minimize travel time and to facilitate his service on that board. There was no other NEO use of the company plane for personal reasons in fiscal 2022.
We provided health and welfare benefit plans to all our executives under the plans available to most of our employees, including medical, dental, vision, life insurance and short- and long-term disability coverage. In addition, all our executives were eligible to receive a comprehensive physical examination. We covered costs of these examinations in fiscal 2022 and reimbursed the taxes relating to payment of those costs beyond the scope of routine annual physicals provided under the normal health plan. Finally, newly hired executives are eligible for relocation benefits available to most of our employees, including reimbursement of taxes related to relocation benefits that generate taxable income.
Executive Employment and Other Agreements
We do not have an employment agreement with any of our NEOs. Our NEOs have agreements under which certain benefits would become payable in the event of a change-in-control of our company and subsequent termination of the executive’s employment. Mr. Pfeifer has a severance agreement that is separate from his change-in-control agreement.
At times, during leadership transitions, the company may provide transitional services benefits to our NEOs consistent with market practices or may enter into consulting agreements to ensure a coordinated hand-off of duties.
Severance Agreements
We have a severance agreement with Mr. Pfeifer. If we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and target bonus, together with welfare benefits. See “Potential Payments on Termination or Change-In-Control” for more information regarding Mr. Pfeifer’s severance agreement and potential amounts that we may pay under that agreement.
Change-In-Control Agreements
We have change in control agreements with all NEOs that would provide each of them with reasonable compensation if their employment is terminated in certain defined circumstances following a change-in-control of our company. We entered into these

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Compensation Discussion and Analysis
Key Executive Employment and Severance Agreements, or KEESAs, to provide our company with certain protections — specifically to retain key executives prior to or following a change-in-control and to ensure key executives consider the best interests of shareholders when making decisions during a potential or actual change-in-control. The Committee administers the severance agreements and selects executive officers who are eligible for these agreements. None of the agreements provide for Internal Revenue Code Section 280G tax gross-up benefits.
Under the executive severance agreements, after a change-in-control of our company, if an executive’s employment is terminated other than by reason of death, disability or for cause, the executive is entitled to the following:
	Cash Payment	Additional Retirement Benefits	Outplacement, Legal, Continued Welfare Benefits	Tax Gross-up for “Excess Parachute Payments” (1)
Mr. Pfeifer	3x base salary and bonus	N/A	3 years	No

Mr. Pack	2x base salary and bonus	N/A	2 years	No

Ms. Iyengar	2x base salary and bonus	N/A	2 years	No

Mr. Cortina	2x base salary and bonus	N/A	2 years	No

Mr. Nerenhausen	2x base salary and bonus	N/A	2 years	No
(1)
In fiscal 2009, the Committee eliminated the Internal Revenue Code Section 280G tax gross-up benefit from payments due under severance agreements for any new agreements after that date. Each executive is also entitled to a cash termination payment and other benefits if the executive terminates employment for good reason, as defined in the severance agreements, after a change-in-control. The form of agreement applicable to our NEOs provides that, to the extent that payments to any of those executives would be considered “excess parachute payments,” the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive.

See “Potential Payments on Termination or Change-in-Control” for more information regarding these severance agreements and potential amounts under them that would be payable to our NEOs.
Executive Incentive Compensation Clawback Policy
In September 2011, the Committee adopted the Oshkosh Corporation Executive Incentive Compensation Recoupment Policy, which is also known as a “clawback policy”. The policy applies to all non-equity incentive compensation and equity awards granted on or after September 30, 2011. Under the policy, if we must prepare an accounting restatement relating to our publicly-reported consolidated financial statements due to our material noncompliance with financial reporting requirements under U.S. federal securities laws, our company will have the right, to the extent permitted by law, to take appropriate action to recoup all or part of any incentive award actually paid to a covered executive if the amount of money or number of shares paid to the executive was expressly based on the achievement of financial results that were subject to the restatement and the executive would have been paid a lower amount or granted fewer shares based on the financial results after the restatement. We intend to amend the clawback policy as and when necessary to reflect applicable changes in law and NYSE rules, including the requirements of the final regulations promulgated by the Securities and Exchange Commission.
Stock Ownership Guidelines for Executive Officers
The Committee has adopted executive officer stock ownership guidelines to align our executives’ interests with those of shareholders. Effective July 25, 2022, the Committee increased the stock ownership requirement applicable to the CEO from 5x annual base salary to 6x, as advised by Mercer to better align with market trends. The Committee requires executives to attain stock ownership at the following levels:
	Ownership Level as a Multiple of Base Salary	In Compliance (1)
John C. Pfeifer, President and Chief Executive Officer	6x annual base salary	Yes

Michael E. Pack, Chief Financial Officer	4x annual base salary	Yes

Ignacio A. Cortina, Frank R. Nerenhausen, Jayanthi Iyengar, Executive Vice Presidents	3x annual base salary	Yes
(1)
As of February 28, 2023

It is the Committee’s policy that each NEO must achieve the required level of stock ownership within five years of becoming subject to that stock ownership requirement. Effective July 25, 2022, the stock ownership policy was revised to include direct

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Compensation Discussion and Analysis
ownership of company stock, amounts deferred into the company stock account within the Deferred Compensation Plan, and unvested restricted stock units, valued based on the market price of our common stock. The policy no longer includes the value of vested stock options after-tax, and instead includes the gross value of the unvested restricted stock units, to align with market practice and to recognize the elimination of stock options from annual equity awards after fiscal 2020. An executive who does not meet the ownership guidelines within the requisite timeframe will not receive approval to sell shares or to exercise options unless the net proceeds of that transaction are reinvested in common stock.
Equity Grant Timing Practices
The company does not time equity awards in coordination with the release of material non-public information. The Committee grants annual equity awards as of the date of the Committee’s February meeting, and the Committee approves grants to any newly-hired or promoted executives effective on the date of hire or promotion.
Prohibition Against Hedging and Pledging
We prohibit directors, officers and all other employees from entering into certain transactions for their individual accounts that include hedging or pledging our company’s securities. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to company securities (including compensation awards), including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds.
Tax Treatment of Compensation
The Committee views the impact of the tax deductibility of executive compensation as one of the many factors to consider in the context of its overall compensation objectives. Section 162(m) of the Internal Revenue Code (Section 162(m)) limits our U.S. federal income tax deduction for compensation that exceeds $1,000,000 paid during the year to each of our “covered employees.” In determining the compensation paid or awarded to our NEOs during fiscal 2022, the Committee strived to achieve the objectives of our compensation program, including attracting, retaining, motivating and sustaining high performing executive talent and incentivizing the achievement of both short- and long-term results through the alignment of rigorously set performance goals and pay. In structuring our compensation program in a manner consistent with these goals, the Committee approves compensation that is not fully deductible under Section 162(m), as the Committee believes it will contribute to the achievement of our business objectives.
Relation of Our Compensation Policies and Procedures to Risk Management
Our senior management conducted a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage. Management then presented this risk assessment to the Committee.
After reviewing management’s risk assessment, the Committee determined that our compensation program creates a proper balance between appropriate risk-taking and competitive compensation. Based on the Committee’s determination, we believe our compensation program does not create risks that are reasonably likely to have a material adverse effect on our company.
RISK MITIGATION FEATURES INCLUDE:
•
Multiple performance measures

•
Clawback policy

•
Stock ownership guidelines

•
Anti-hedging policy

•
Limited change-in-control benefits

•
Incentive plan caps

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	44

Compensation Discussion and Analysis
Human Resources Committee Report
The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Human Resources Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
•
Keith J. Allman, Chair

•
Douglas L. Davis

•
Kimberley Metcalf-Kupres

•
Sandra E. Rowland

•
Stephen D. Newlin (Alternate Member)

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	45

2022 Summary Compensation Table
Name and Principal Position	Fiscal Year (1)	Salary ($)	Bonus ($)	Stock Awards ($) (2)(3)	Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)(6)(7)(8)	Total ($)
John C. Pfeifer President and Chief Executive Officer	2022	1,045,001	—	5,004,740	—	214,998	—	95,506	6,360,245
	Transition Period	255,770	—	1,250,843	—	—	—	19,777	1,526,390
	2021	841,784	—	3,253,518	—	1,743,109	—	175,339	6,013,750
	2020	666,239	213,990	1,745,755	260,292	—	—	64,101	2,950,377

Michael E. Pack Executive Vice President and Chief Financial Officer	2022	561,002	—	1,255,331	—	68,397	—	61,370	1,946,100
	Transition Period	137,308	—	313,430	—	—	9,860	6,522	467,120
	2021	504,425	—	1,001,854	—	634,029	—	62,831	2,203,139
	2020	369,056	74,567	281,460	52,974	—	25,829	24,374	828,260

Jayanthi Iyengar Executive Vice President, Chief Technology and Strategic Sourcing Officer	2022	519,808	275,000	4,253,725	—	56,231	—	50,239	5,155,003

Ignacio A. Cortina Executive Vice President, Chief Legal Officer and Secretary	2022	536,124	—	1,503,994	—	65,364	—	66,603	2,172,085
	Transition Period	137,467	—	376,691	—	—	5,829	15,543	535,530
	2021	505,009	—	1,001,854	—	680,105	—	70,038	2,257,006

Frank R. Nerenhausen Executive Vice President, Access Equipment Segment	2022	661,881	—	1,255,331	—	67,247	—	176,704	2,161,163
	Transition Period	169,713	—	313,430	—	97,152	120,067	24,024	724,386
	2021	627,034	—	1,001,854	—	965,590	—	262,608	2,857,086
	2020	554,424	166,327	805,786	200,124	—	212,461	143,787	2,082,909
(1)
Information for Mr. Cortina for fiscal 2020 is not required because he was not an NEO during that period. Ms. Iyengar was not an employee of the company until fiscal 2022. The Company transitioned to a calendar year fiscal year beginning January 1, 2022. In the table above, we provide information relating to the fiscal years ended September 30, 2020 and 2021, the transition period of October 1, 2021 to December 31, 2021 and fiscal 2022.

(2)
Amounts in this column are based on the aggregate grant date fair value of awards to our NEOs under our 2017 Incentive Stock and Awards Plan rather than actual amounts paid to these officers or amounts the officers actually realized or will realize as a result of these awards. We computed the aggregate grant date fair value of these awards in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“FASB ASC Topic 718”).

(3)
We based the fair value of restricted stock unit awards on the market price of the underlying shares awarded on the date of grant. We calculated the fair value of option awards using the Black-Scholes valuation model. Note 4 to our consolidated financial statements for fiscal 2022, included in our Annual Report on Form 10-K filed with the SEC on February 21, 2023, includes the assumptions we used to calculate these amounts.

We have granted performance shares to our NEOs that vest at the end of the third fiscal year following the grant date. Our NEOs earn shares under performance share awards only if our total shareholder return (TSR), as to half of the awards, return on invested capital results (ROIC), as to 30% of the awards, and ESG results as to 20% of the awards, over the three-year performance period compare favorably to those of a comparator group of companies for TSR and ROIC and to internal measures for ESG. Potential payouts range from 0% to 200% of the target amounts for these awards. Amounts in the “Stock Awards” column relating to the performance share awards are the value at the grant date, based upon the probable outcome of the performance conditions, consistent with the estimate of the aggregate compensation cost to be recognized over the service period in accordance with FASB ASC Topic 718, determined using a Monte Carlo simulation model for relative TSR and fair market value of the underlying shares on the grant date for relative ROIC and ESG. Assuming performance at the highest level, the aggregate values of the performance share awards during fiscal 2022 at the date of grant for each of our NEOs (based on the maximum number of shares that an officer could earn under an award and our stock price on the date of grant) were as follows: $4,396,378 for Mr. Pfeifer, $1,106,042 for Messrs. Pack and Nerenhausen, $705,866 for Ms. Iyengar and $1,322,804 for Mr. Cortina. There were no performance share grants in the Transition Period.
(4)
The amounts in this column reflect the increase in actuarial present value from the prior year of the NEO’s benefits under our applicable retirement plans determined using the assumptions set forth in footnote (1) to the Pension Benefits Table below. In fiscal 2022, the actuarial present values decreased for Mr. Pack ($41,536), Mr. Cortina ($20,588) and

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COMPENSATION TABLES
Mr. Nerenhausen ($254,212). Mr. Pfeifer and Ms. Iyengar are not entitled to any benefits under these plans. As we discuss more fully elsewhere, we froze benefits under both our qualified and non-qualified defined benefit plans effective December 31, 2012, and now provide benefits under new, qualified and non-qualified defined contribution plans.
(5)
The amounts shown in this column include benefits earned in fiscal 2022 under the Defined Contribution Executive Retirement Plan of  $44,400 for Mr. Pfeifer, $12,800 for Mr. Pack, $13,500 for Ms. Iyengar, $13,867 for Mr. Cortina and $113,854 for Mr. Nerenhausen. Benefits earned in the Transition Period under the Defined Contribution Executive Retirement plan were $14,659 for Mr. Pfeifer, $6,522 for Mr. Pack, $15,543 for Mr. Cortina and $24,024 for Mr. Nerenhausen. Ms. Iyengar was not an employee of the company in the Transition Period. We made fiscal 2022 contributions to the qualified defined contribution retirement benefit plan of  $18,300 for each of Messrs. Pfeifer, Cortina and Nerenhausen and Ms. Iyengar, and $15,250 for Mr. Pack.

(6)
The amounts shown in the column for fiscal 2022 include $5,329 for Mr. Pfeifer, $16,617 for Mr. Pack, $17,087 for Mr. Cortina and $20,033 for Mr. Nerenhausen for annual physical examinations outside our normal health plan and $4,726 for Mr. Pfeifer, $7,856 for Mr. Pack, $8,199 for Mr. Cortina, and $15,367 for Mr. Nerenhausen to reimburse them for taxes they incurred in connection with our reimbursements for the annual physical examinations.

(7)
The amount shown in this column for fiscal 2022 and the Transition Period for Mr. Pfeifer includes incremental costs associated with the use of our company aircraft to attend meetings of the board of directors of another company. The amount for fiscal 2022 was $13,601 and for the Transition Period was $5,118.

(8)
The amount shown in the column for fiscal 2022 for Ms. Iyengar includes $7,919 for moving and relocation and $1,370 to reimburse her for taxes she incurred on this income.

2022 Grants of Plan Based Awards
		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Pfeifer	11/15/2021	155,382	310,764	N/A	N/A	N/A	N/A	10,875	1,250,843
	2/21/2022	705,375	1,410,750	2,821,500	9,888	19,775	39,550	22,500	5,004,740

Michael E. Pack	11/15/2021	44,916	89,832	N/A	N/A	N/A	N/A	2,725	313,430
	2/21/2022	224,400	448,800	897,600	2,488	4,975	9,950	5,625	1,255,331

Jayanthi Iyengar (4)	1/3/2022	N/A	N/A	N/A	N/A	N/A	N/A	30,275	3,451,350
	2/21/2022	184,484	368,967	737,934	1,588	3,175	6,350	3,600	802,375

Ignacio A. Cortina	11/15/2021	48,024	96,048	N/A	N/A	N/A	N/A	3,275	376,691
	2/21/2022	214,449	428,898	857,796	2,975	5,950	11,900	6,750	1,503,994

Frank R. Nerenhausen	11/15/2021	63,242	126,483	N/A	N/A	N/A	N/A	2,725	313,430
	2/21/2022	264,751	529,502	1,059,004	2,488	4,975	9,950	5,625	1,255,331
(1)
The amounts shown represent the threshold, target and maximum awards that each of our NEOs could have earned under our annual cash incentive plan for the Transition Period and fiscal 2022, as we describe more fully under “Compensation Discussion and Analysis — Annual Cash Incentive Awards”. The amount that each NEO earned for the Transition Period and fiscal 2022 under these awards based on our actual performance for the periods appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
The amounts shown represent the threshold, target and maximum payouts under performance share awards that we awarded in fiscal 2022 to the NEOs under our 2017 Incentive Stock and Awards Plan as we describe more fully under “Compensation Discussion and Analysis — Equity-based Long-term Incentive Awards — Performance Share Awards.” Achievement of the threshold amount requires performance at or above the lowest value shown in the table below for each award type. Payments are pro-rated for performance between the percentages listed. The TSR and ROIC awards are subject to a payout cap, using our share price at the end of the performance period, equal to 400% of the aggregate value of the number of shares that the participant would have received for performance at the 50th percentile determined based on our share price on the date of the award of performance shares. We pay the awards that executives earn, including a pro-rata amount upon a qualifying retirement, in shares of our common stock on a one-for-one basis and include credit for

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	47

COMPENSATION TABLES
any dividends our Board approves during the performance period. However, we do not pay dividend or dividend equivalents with respect to unearned performance share awards.
Performance Measure	Percentage of Total	Payout Prorated Between	Measurement Period
Relative Total Shareholder Return (TSR)	50.0%	25th — 75th Percentile	3 years ended December 31, 2024

Relative Return on Invested Capital (ROIC)	30.0%	25th — 85th Percentile	11 quarters ended September 30, 2024

Global Female Leadership Representation	6.8%	22.5% — 27.9%	December 31, 2024

US BIPOC Leadership Representation	6.6%	11.0% — 14.0%	December 31, 2024

Normalized Greenhouse Gas/CO2 Reduction	6.6%	7.0% — 10.0%	December 31, 2024
(3)
The dollar amounts relating to the relative TSR performance share awards are based on valuations under a Monte Carlo simulation in accordance with FASB ASC Topic 718. Amounts relating to the relative ROIC and ESG performance-based measures as well as restricted stock units are based on the fair market value of the underlying common stock on the grant date.

(4)
The Committee approved and granted restricted stock units with a value of  $3,451,350 to Ms. Iyengar effective on January 3, 2022, when she began employment.

Outstanding Equity Awards at 2022 Fiscal Year End
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)(3)(4)
John C. Pfeifer	9,950			90.28	11/18/29	45,449	4,008,147	28,003	2,469,585

Michael E. Pack	2,025			86.59	11/20/27	10,839	955,891	9,945	877,050
	4,025			66.09	11/19/28
	2,025			90.28	11/18/29

Jayanthi Iyengar						34,411	3,034,706	2,635	232,381

Ignacio A. Cortina	5,225			86.59	11/20/27	11,232	990,550	10,756	948,572
	7,500			66.09	11/19/28
	5,750			90.28	11/18/29

Frank R. Nerenhausen	10,300			66.89	11/21/23	9,720	857,207	9,945	877,050
	6,350			86.59	11/20/27
	9,000			66.09	11/19/28
	7,650			90.28	11/18/29

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	48

COMPENSATION TABLES
(1)
The vesting dates for all restricted stock units that our NEOs held on December 31, 2022, are as follows:

Name	Vesting Date	No. of Units
John C. Pfeifer	2/21/2023	7,595
	4/2/2023	3,579
	5/11/2023	3,782
	11/15/2023	3,683
	11/16/2023	4,354
	2/21/2024	7,596
	4/2/2024	3,580
	11/15/2024	3,684
	2/21/2025	7,596

Michael E. Pack	2/21/2023	1,899
	4/3/2023	1,119
	11/15/2023	922
	11/16/2023	2,177
	2/21/2024	1,899
	11/15/2024	924
	2/21/2025	1,899

Jayanthi Iyengar	1/3/2023	10,254
	2/21/2023	1,215
	1/3/2024	10,256
	2/21/2024	1,215
	1/3/2025	10,255
	2/21/2025	1,216

Ignacio A. Cortina	2/21/2023	2,278
	11/15/2023	1,109
	11/16/2023	2,177
	2/21/2024	2,279
	11/15/2024	1,110
	2/21/2025	2,279

Frank R. Nerenhausen	2/21/2023	1,899
	11/15/2023	923
	11/16/2023	2,177
	2/21/2024	1,899
	11/15/2024	923
	2/21/2025	1,899
(2)
We used the closing price of our common stock of  $88.19 on December 31, 2022, to calculate the value of unvested units.

(3)
The vesting dates for all performance shares that our NEOs held on December 31, 2022, are as follows:

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	49

COMPENSATION TABLES
	VESTING DATE OF PERFORMANCE SHARES
Name	TSR 9/30/23	TSR 12/31/24	ROIC 9/30/23	ROIC 12/31/24	Female 12/31/24	BIPOC 12/31/24	GHG 12/31/24
John C. Pfeifer	5,275	8,525	6,350	3,375	765	743	2,970
Michael E. Pack	2,650	2,150	3,175	850	192	186	742
Jayanthi Iyengar	—	1,375	—	538	124	120	478
Ignacio A. Cortina	2,650	2,575	3,175	1,013	230	223	890
Frank R. Nerenhausen	2,650	2,150	3,175	850	192	186	742
(4)
The number and value of performance shares reflected in the above table (in note (3)) assume performance at the target level for the TSR-based and ROIC-based awards vesting on September 30, 2023 and the TSR-based award vesting on December 31, 2024, at the threshold level for the ROIC-based, Female-based and BIPOC-based awards vesting on December 31, 2024, and at the maximum level for the GHG-based award vesting on December 31, 2024.

2022 Option Exercises and Stock Vested
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John C. Pfeifer	—	—	45,057	4,196,368

Michael E. Pack	—	—	7,603	777,451

Jayanthi Iyengar	—	—	—	—

Ignacio A. Cortina	—	—	12,265	1,171,518

Frank R. Nerenhausen	—	—	16,300	1,537,585
(1)
Reflects the amount calculated by multiplying the number of restricted stock units vested in the Transition Period and fiscal 2022 by the market price of our common stock on the vesting date.

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COMPENSATION TABLES
2022 Pension Benefits
The table below sets forth the number of years of credited service and the present value of accumulated benefits and payments during fiscal 2022 under the Oshkosh Corporation Retirement Plan and the Oshkosh Corporation Executive Retirement Plan for each NEO who participates in the plans. There were no payments made during the Transition Period.
Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($) (3)
John C. Pfeifer	Oshkosh Retirement Plan	—	—	—
	Executive Retirement Plan	—	—	—

Michael E. Pack	Oshkosh Retirement Plan	7	—	121,408
	Pierce Retirement Plan	1	2,792	—
	Executive Retirement Plan	—	—	—

Jayanthi Iyengar	Oshkosh Retirement Plan	—	—	—
	Executive Retirement Plan	—	—	—

Ignacio A. Cortina	Oshkosh Retirement Plan	2	—	72,850
	Executive Retirement Plan	—	—	—

Frank R. Nerenhausen	Oshkosh Retirement Plan	27	—	824,197
	Executive Retirement Plan	3	887,579	—
(1)
Under the Retirement Plan, years of credited service are based on the executive working one thousand hours during the plan year. Years of credited service under the Executive Retirement Plan are based on completed years and months of employment, and vesting under the Executive Retirement Plan is based on completed years of employment as an executive officer. Participants do not accrue additional years of credited service under the Retirement Plan or the Executive Retirement Plan after December 31, 2012, but vesting service continues under both plans.

(2)
The actuarial values of the accumulated plan benefits for the Retirement Plan and the Executive Retirement Plan were calculated using the unit credit valuation method and the following assumptions, among others: that the participants retire at their first unreduced retirement age of 62; that the benefit calculation date is December 31, 2022, consistent with our accounting measurement date for financial statement reporting purposes; a discount rate of 5.00%; a post-retirement mortality assumption based on the Pri-2012 Healthy Annuitant table with white collar adjustment projected fully generationally with MP-2021 mortality improvement scale using Aon’s adjustments for near-term and long-term impact of COVID-19; final average pay based on average pay at December 31, 2012, the date that benefits were frozen, without projection; payment in the form of a single life annuity; that the Retirement Plan benefit accrued ratably over the participant’s years of service up to December 31, 2012, the date benefits were frozen; and that the Executive Retirement Plan benefit accrued ratably over the first 20 years from the date of hire up to December 31, 2012, the date benefits were frozen, and vested (or will vest) 20% per year from years 5 to 10 beginning when the employee became an officer.

(3)
Payments during the last fiscal year are specifically related to the settlement and distribution of benefits following the termination of the qualified Oshkosh Corporation Salaried and Clerical Employees Retirement Plan.

Oshkosh Retirement Plan — Following the termination of the qualified Oshkosh Corporation Salaried and Clerical Employees Retirement Plan, all benefits were settled and distributed as indicated in the Pension Benefits Table above.
Pierce Retirement Plan — Mr. Pack maintains a Retirement Plan entitlement under our qualified Pierce Manufacturing, Inc. Pension Plan. Benefit accruals under this plan were frozen for salaried participants effective December 31, 2012; we now provide benefits under a qualified defined contribution plan.
Under the Pierce retirement plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to $29.50 multiplied by the number of years of benefit service in the form of a 60-month period certain life annuity (or the actuarial equivalent of such amount when commencing at any other day or payable in another form.) An employee who has reached the age of 55 with a minimum of five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The pension benefits payable to such an employee are equal to 50% of the pension benefits that would have been payable had the employee remained employed with us until age 65. The percentage paid increases for each year of

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COMPENSATION TABLES
continued service with us between the date on which the employee reaches age 55 and the date on which the employee reaches age 65. The spouse of an employee who dies after becoming eligible for early retirement is entitled to a monthly benefit equivalent to 50% of the amount of the life annuity that would have been payable to a participant at normal retirement age. Mr. Pack is not currently eligible for retirement.
Oshkosh Corporation Executive Retirement Plan — Under the Executive Retirement Plan, certain of our officers are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation at age 55, increasing to 40% of average monthly compensation at age 62, in each case prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by us under a qualified retirement plan, the annuity value of the executive’s 401(k) plan match, and 50% of the executive’s social security benefit. Average monthly compensation is based on the average of the executive’s compensation (base salary plus bonus) for the highest five years of pay (not necessarily consecutive) in the last ten years of credited service. The spouse of an executive who dies after becoming eligible for early retirement is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable to the executive as of December 31, 2022. As of December 31, 2022, Mr. Nerenhausen was eligible for retirement under the Executive Retirement Plan. The other NEOs do not participate in this plan. Benefits under the Executive Retirement Plan were frozen effective December 31, 2012.
2022 Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
John C. Pfeifer	—	59,059	(36,450)	—	236,613

Michael E. Pack	—	19,322	(7,751)	—	54,638

Jayanthi Iyengar	—	13,500	44	—	13,544

Ignacio A. Cortina	—	29,410	(40,235)	—	249,454

Frank R. Nerenhausen	—	137,878	(241,750)	—	1,617,186
(1)
The amounts shown in this column represent benefits earned under the Defined Contribution Executive Retirement Plan, which amounts also appear in the “All Other Compensation” column in the 2022 Summary Compensation Table for fiscal 2022 and the Transition Period.

(2)
The amounts shown in this column represent earnings in fiscal 2022 and the Transition Period that are neither above market nor preferential. Accordingly, the amounts are not included in the 2022 Summary Compensation Table for fiscal 2022 or the Transition Period.

(3)
The amount shown in this column in excess of the sum of the amounts from the preceding columns includes $195,557 for Mr. Pfeifer, $42,308 for Mr. Pack, $84,075 for Mr. Cortina and $1,092,410 for Mr. Nerenhausen that was previously reported in the Summary Compensation Table for fiscal years prior to the Transition Period. Ms. Iyengar was not an employee of the company prior to fiscal 2022.

Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers — Under the Deferred Compensation Plan, each participating NEO may defer up to 65% of base salary for the plan year, up to 85% of annual incentive compensation payable in the plan year for services and performance during the preceding plan year, and up to 100% of any share-based long-term incentives. An executive participating in the Deferred Compensation Plan may elect to have cash deferrals credited to a fixed-income investment account or a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each executive’s stock account.
Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to 10 years, at the election of the executive. Payments generally commence six months after the executive’s separation from service with us. However, in the event of a change in control, as defined in the Deferred Compensation Plan, we will pay out the accounts of all executives in a single lump sum cash payment.

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COMPENSATION TABLES
Oshkosh Corporation Defined Contribution Executive Retirement Plan — Under our non-qualified Defined Contribution Executive Retirement Plan, the NEOs are entitled to receive, upon separation from service, cash distributions of either a single lump sum payment or annual installments over a period of two to 10 years, as elected by the participant, equal to the vested balance of the participant’s account. A participant’s account balance is equal to the sum of annual benefit credits made to the account, adjusted for returns based on the hypothetical investment experience of the selected investment option.
For any participant that was in our Executive Retirement Plan on December 31, 2012, the annual benefit credits are equal to a percentage of the participant’s annual base salary and bonus. The percentage of compensation earned is 10% for participants under age 45; 12.5% for participants age 45 to 50; and 15% for participants over age 50. For individuals who became participants in our Executive Retirement Plan after December 31, 2012, the annual benefit credit is equal to the excess of the employer non-elective contribution under our tax-qualified Oshkosh Corporation and Affiliates Tax Deferred Investment Plan that would have been made for the applicable year but for the effect of the limitations imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code, over the amount of the contribution actually made. All participants are immediately 100% vested.
Each participant’s accumulated benefits change based on the hypothetical investment experience of the selected investment option. Available hypothetical investment options generally are the same as the investment options available under our tax-qualified defined contribution retirement plan.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	53

COMPENSATION TABLES
Potential Payments on Termination or Change-In-Control
The following tables disclose potential payments and benefits to which our NEOs would be entitled upon a termination of employment or a change-in-control of our company. We list the estimated amount of compensation payable to each of our NEOs in each situation in the tables below as if the termination or change-in-control occurred on December 31, 2022, and assuming that our common stock had a value per share of  $88.19, which was the closing market price on December 31, 2022. The actual amount of payments and benefits can be determined only at the time of such a termination or change-in-control, and likely would vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our NEOs, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits, and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables. Refer to the Pension Benefits table above for the present value of amounts that our NEOs would receive upon retirement absent a change-in-control of our company.
JOHN C. PFEIFER	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts
Cash Termination Payment				2,090,000		8,364,327
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				49,160		73,740
Outplacement Services						156,750
Legal and Accounting Advisor Services						11,000
Unvested Performance Shares	907,971	907,971			1,599,740	1,599,740
Unvested Restricted Stock and
Restricted Stock Units	4,008,147	4,008,147			4,008,147	4,008,147
Unearned Annual Cash Incentive Awards				2,821,500	1,410,750	1,410,750
Executive Retirement Plan Benefits
Additional Change-in-Control
Retirement Benefits
Excise Tax Gross Up Payment

Total Pre-tax Benefit	4,916,118	4,916,118		4,960,660	7,018,637	15,624,454

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	54

COMPENSATION TABLES
MICHAEL E. PACK	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts
Cash Termination Payment						2,390,058
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						47,470
Outplacement Services						84,150
Legal and Accounting Advisor Services						5,500
Unvested Performance Shares	397,474	397,474			601,433	601,433
Unvested Restricted Stock and
Restricted Stock Units	955,891	955,891			955,891	955,891
Unearned Annual Cash Incentive Awards					448,800	448,800
Executive Retirement Plan Benefits
Additional Change-in-Control
Retirement Benefits
Excise Tax Gross Up Payment

Total Pre-tax Benefit	1,353,365	1,353,365			2,006,124	4,533,302
JAYANTHI IYENGAR	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts
Cash Termination Payment						1,054,192
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						17,144
Outplacement Services						79,064
Legal and Accounting Advisor Services						5,500
Unvested Performance Shares	37,054	37,054			128,999	128,999
Unvested Restricted Stock and
Restricted Stock Units	3,034,706	3,034,706			3,034,706	3,034,706
Unearned Annual Cash Incentive Awards					368,967	368,967
Executive Retirement Plan Benefits
Additional Change-in-Control
Retirement Benefits
Excise Tax Gross Up Payment

Total Pre-tax Benefit	3,071,760	3,071,760			3,532,672	4,688,572

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	55

COMPENSATION TABLES
IGNACIO A. CORTINA	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts
Cash Termination Payment						2,432,454
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						47,375
Outplacement Services						80,418
Legal and Accounting Advisor Services						5,500
Unvested Performance Shares	408,935	408,935			641,122	641,122
Unvested Restricted Stock and
Restricted Stock Units	990,550	990,550			990,550	990,550
Unearned Annual Cash Incentive Awards					428,898	428,898
Executive Retirement Plan Benefits
Additional Change-in-Control
Retirement Benefits
Excise Tax Gross Up Payment

Total Pre-tax Benefit	1,399,485	1,399,485			2,060,570	4,626,317
FRANK R. NERENHAUSEN	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts
Cash Termination Payment						3,254,936
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						34,266
Outplacement Services						99,282
Legal and Accounting Advisor Services						5,500
Unvested Performance Shares	397,474	397,474	397,474		601,433	601,433
Unvested Restricted Stock and
Restricted Stock Units	857,207	857,207	785,634		857,207	857,207
Unearned Annual Cash Incentive Awards					529,502	529,502
Executive Retirement Plan Benefits
Additional Change-in-Control
Retirement Benefits
Excise Tax Gross Up Payment

Total Pre-tax Benefit	1,254,681	1,254,681	1,183,108		1,988,142	5,382,126

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	56

COMPENSATION AGREEMENTS
Severance Agreement
We have a severance agreement with Mr. Pfeifer. If we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and bonus, together with welfare benefits.
Change-in-Control Agreements
We currently have in effect Key Executive Employment and Severance Agreements, or KEESAs, with our executive officers, including each of our NEOs who was employed on December 31, 2022. Under the KEESAs, after a change-in-control of our company, if the executive’s employment is terminated, other than by reason of death, disability or for cause, the executive is entitled to a cash termination payment and other benefits. The executive also is entitled to a cash termination payment and other benefits if, after the change-in-control, the executive terminates his or her employment for good reason. The termination payment will be equal to the sum of the executive’s annual salary in effect at the change-in-control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change-in-control, multiplied by the number of years remaining in the employment period (up to three but at least one for Mr. Pfeifer, and up to two, but at least one, for Messrs. Pack, Cortina and Nerenhausen and Ms. Iyengar). The amounts in the tables assume the maximum three years for Mr. Pfeifer, or two years for Messrs. Pack, Cortina and Nerenhausen and Ms. Iyengar, remaining in the employment period.
In addition, the KEESAs provide for outplacement services and continuation of life and disability insurance for up to three years, for Mr. Pfeifer or two years, for Messrs. Pack, Cortina and Nerenhausen and Ms. Iyengar, as well as hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. To the extent that payments would be considered “excess parachute payments”, the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit. In fiscal 2008, we revised the terms of the KEESAs to ensure that payments under the agreement are not “income includible under Section 409A” for purposes of the Internal Revenue Code. However, if payments under the agreement are nonetheless “income includible under Section 409A,” then we can be obligated to pay the executive the 20% additional income tax that Internal Revenue Code Section 409A imposes and interest and any additional taxes on this payment.
In consideration of the KEESA benefits, each executive officer party to a KEESA agrees not to compete with us for a period of 18 months after leaving their position and to keep in confidence any proprietary or confidential information for the same period. Our Board of Directors can waive both conditions.
Under the KEESAs, there is a “change-in-control” if:
•
any person is or becomes the beneficial owner of securities representing 25% or more of our outstanding common stock;

•
there is a change in the composition of our Board of Directors that at least two-thirds of the existing directors have not approved;

•
a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) is consummated, after which our shareholders control less than 50% of combined voting power; or

•
our shareholders approve a plan of complete liquidation or dissolution or a sale or disposition by us of all or substantially all our assets is consummated.

This definition of change-in-control also applies to our 2017 Incentive Stock and Awards Plan.
Under the KEESAs, the term “cause” generally means:
•
committing any act of fraud, embezzlement or theft in connection with the executive’s duties;

•
continuing, willful and unreasonable refusal by an executive to perform duties or responsibilities;

•
willfully engaging in illegal conduct or gross misconduct that causes us demonstrable and serious financial injury;

•
willfully disclosing our trade secrets or confidential information; or

•
engaging in competition with us that our Board of Directors determines to be materially harmful to us.

Under the KEESAs, the term “good reason” generally means:
•
a breach of the agreement by us;

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	57

COMPENSATION AGREEMENTS
•
any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity, or benefits;

•
a material adverse change in the executive’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change-in-control, including a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy promptly after receipt of notice thereof;

•
relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment during the 180-day period prior to the change-in-control;

•
a mandate that the executive travel on business to a materially greater extent than was required during the 180-day period prior to the change-in-control;

•
our failure to cause a successor to assume the executive’s agreement; or

•
termination of the executive’s employment after a change-in-control without proper notice.

Performance Share Awards
We granted performance share awards to our NEOs under our 2017 Incentive Stock and Awards Plan. Under this plan and the related award terms, if an executive’s employment terminates due to death, disability or retirement after the tenth trading day of the TSR award’s performance period, or after the first quarter of the ROIC or ESG award’s performance period, then the executive will receive a prorated number of the shares of our common stock based on the number of days elapsed since the beginning of the performance period as of the date of termination, multiplied by the payout that the executive would have received had the performance period ended on the date of termination. The amounts relating to relative TSR performance share awards that we granted in fiscal 2021 and 2022 reflect a payment amount equal to 81% and 57%, respectively, of the target performance share awards based on our relative TSR during the performance period. The amounts relating to relative ROIC performance share awards that we granted in fiscal 2021 and 2022 reflect a payment amount equal to 94% and 0%, respectively, based on our relative ROIC during the performance period. The amounts relating to Female-based, BIPOC-based and GHG-based performance share awards that we granted in fiscal 2022 reflect payment amounts equal to 0%, 0% and 200%, respectively, based on our performance to date.
Under our 2017 Incentive Stock and Awards Plan, awards are subject to a form of  “double trigger” vesting, which requires a termination of employment in addition to a change-in-control rather than “single trigger” vesting on a change-in-control. For relative TSR performance share awards, in the event of a change-in-control and termination of employment, the executive will receive a proportionate number of shares of our common stock that the executive would have received had the performance period ended on the date of the change-in-control. The amounts relating to relative TSR performance share awards that we granted in fiscal 2021 and 2022 reflect a payment amount equal to 81% and 57%, respectively, of the target performance share awards based on our relative TSR during the performance period. For relative ROIC as well as ESG performance share awards, in the event of a change-in-control and termination of employment, the executive will receive a prorated number of shares of our common stock based on the number of days elapsed since the beginning of the performance period as of the date of the change-in-control, multiplied by the greater of  (1) the payout that the executive would have received had the performance period ended on the date of the change-in-control or (2) 100%. The amounts relating to relative ROIC performance share awards that we granted in fiscal 2021 and 2022 reflect a payment amount equal to 100%. The amounts relating to Female-based, BIPOC-based and GHG-based performance share awards that we granted in fiscal 2022 reflect payment amounts equal to 100%, 100% and 200%, respectively.
If we cease to employ an executive for any reason other than death, disability or retirement, then the executive will forfeit any rights with respect to an award of performance shares.
Restricted Stock Units
We have granted restricted stock unit awards to our NEOs under our 2017 Incentive Stock and Awards Plan. Under this plan and the related award agreements, if an executive’s employment terminates due to death or disability, then any restricted stock units that are not vested will become fully vested at the time of such termination. The restricted stock units also fully vest if an executive’s employment is terminated because of a qualified retirement, except that, if the qualified retirement occurs prior to the first anniversary of the grant date of the restricted stock unit award, then only a pro-rata portion of the restricted stock units will vest. Under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan, we define qualified retirement as a retirement at a time when the executive is at least 55 years of age and has completed five years of service. Mr. Nerenhausen was eligible for a qualified retirement on December 31, 2022.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	58

COMPENSATION AGREEMENTS
If we cease to employ an executive for any reason other than death, disability or a qualified retirement, then any restricted stock units held by the executive that are not vested on the date of such termination will be immediately forfeited. Under our 2017 Incentive Stock and Awards Plan, awards are subject to a form of  “double trigger” vesting, which requires a termination of employment in addition to a change-in-control.
Stock Option Agreements
We have granted stock option awards to our NEOs under our 2017 Incentive Stock and Awards Plan. As of December 31, 2022, all stock options awarded to NEOs were fully vested. Under these plans and the related award terms, if an executive’s employment terminates due to death or disability, then the vested option award will remain exercisable by the executive or his or her beneficiary for a period of one year after the date of such death or disability, but in no event later than the original expiration date of the award. If the executive’s employment terminates due to retirement, then the option award will remain exercisable by the executive for a period of three years after the date of such retirement but in no event later than the original expiration date of the award.
Annual Cash Incentive Awards
Upon a change-in-control of our company, for any annual cash incentive award that a named executive officer has not then earned, the executive is entitled to receive a proportionate amount of his or her annual cash incentive target award opportunity, based on the number of whole months that have elapsed in the fiscal year prior to the change-in-control. For each NEO, the amounts we disclose as “Unearned Annual Cash Incentive Awards” in the tables above assume that the change-in-control occurred at the end of the fiscal year but before the Human Resources Committee approved annual incentive payouts (meaning the NEOs did not yet earn their annual cash incentive awards), but the amounts reflect the full target award opportunity rather than only a proportionate amount. The Summary Compensation Table reflects the actual amount of the annual cash incentive award that each NEO earned for fiscal 2022. NEOs would not be entitled to receive both the amount in the tables above and the amount in the Summary Compensation Table.
Oshkosh Corporation Executive Retirement Plan
Upon a change-in-control of our company, executives participating in our Executive Retirement Plan are vested without regard to the normal vesting schedule under the plan. Furthermore, if an executive’s employment is terminated for any reason following the change-in-control, the executive will be entitled to receive a single lump-sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive’s earned and vested benefits under the Executive Retirement Plan through December 31, 2004, within 60 days after the termination of the executive’s employment. “Change-in-Control” is defined in the same manner as under the KEESAs for this purpose. The executive also will be entitled to receive a single lump-sum cash payment, within 60 days of the change-in-control, equal to the present value (as determined under the Executive Retirement Plan) of the executive’s then-earned and vested benefits under the Executive Retirement Plan that accrued subsequent to January 1, 2005. “Change-in-Control” has a specified meaning for this purpose as defined in the Executive Retirement Plan.
An incremental increase in the value of their benefits may result from the use of lump-sum-specific mortality and interest rate assumptions required by the Executive Retirement Plan, which may differ from those used to calculate the monthly benefit that would have been paid upon retirement absent a change-in-control. There was no such incremental benefit that would have been payable in the event of a change-in-control on December 31, 2022.
Defined Contribution Executive Retirement Plan
Under the Oshkosh Corporation Defined Contribution Executive Retirement Plan, following a change-in-control of our company, any participant who is terminated will be entitled to receive an immediate single-sum distribution of his or her account balance within 60 days.
Deferred Compensation Plans
Termination of an executive officer or a change-in-control of our company would not affect the amounts payable to our NEOs under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	59

Additional Disclosures
CEO Pay Ratio
As required by Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Pfeifer, our President and Chief Executive Officer (CEO).
We calculated annual total compensation as defined for purposes of the Summary Compensation Table for both the median employee and our CEO using fiscal 2022 compensation. We determined our median employee as of September 30, 2020 using base salary only, and because our employee base has not materially changed, we are using the same median employee as in our fiscal 2020 and 2021 disclosures.
In calculating the median employee’s annual total compensation, the following compensation elements were included: base pay, shift differential, overtime, non-equity incentive compensation and 401(k) matching and non-matching employer contributions. Our median employee received none of the other types of compensation required to be included in the Summary Compensation Table: stock awards, option awards, change in pension value, nonqualified deferred compensation earnings, and other compensation. Based on this calculation, we estimate the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for fiscal 2022 was 76:1.
This ratio has been calculated in a manner consistent with the requirements of Item 402(u) of Regulation S-K. The table below summarizes the pay ratio:
Consistently Applied Compensation Measure	Base salary only

Excluded Employees	Only the CEO

Median Employee Location	United States

FY2022 Annual Total Compensation — CEO	$6,360,245

FY2022 Annual Total Compensation — Median Employee	$83,989

Pay Ratio:	76:1
The SEC’s rules on identifying the median employee and determining the pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the pay ratio reported by other companies, which may have used other permitted methodologies or assumptions, and which may have a significantly different workforce structure from ours, may not be comparable to our CEO pay ratio.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	60

ADDITIONAL DISCLOSURES
Pay Versus Performance
As required by Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the financial performance of the company. The calculation of the executive compensation actually paid includes adjustments from the Summary Compensation Table amounts related to equity awards and pensions.
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO ($) (1)	Compensation Actually Paid to Current PEO ($) (1)(2)(3)	Summary Compensation Table Total for Former PEO ($) (1)	Compensation Actually Paid to Former PEO ($) (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(2)(3)(4)	Total Share- holder Return	S&P Midcap 400 Index Total Share- holder Return	Net Income ($ in Millions)	Adjusted Operating Income ($ in Millions) (5)
2022	6,360,245	1,836,895	N/A	N/A	2,858,588	1,523,391	122.0	132.0	173.9	326.3

Transition Period	1,526,390	2,203,496	N/A	N/A	575,679	746,484	153.5	151.8	24.2	18.0

2021	6,013,750	9,239,663	7,072,442	9,232,599	2,370,075	3,618,792	139.0	140.6	508.9	559.9

2020	N/A	N/A	8,106,122	7,740,048	1,976,577	1,241,564	98.5	97.8	321.5	496.5
(1)
Mr. Pfeifer served in the role of Chief Operating Officer during fiscal 2020 and is included in average compensation for Non-Principal Executive Officer (PEO) NEOs for that year. Mr. Jones and Mr. Pfeifer each served as our CEO for a portion of fiscal 2021, and the table above reflects compensation for NEOs actually paid for the full fiscal year in which either served as CEO. Mr. Pfeifer is excluded from in average compensation for Non-PEO NEOs for fiscal 2021.

(2)
To calculate compensation actually paid from amounts in the Summary Compensation Table, we made the following adjustments.

Year	Executive	Deduct: Grant Date Fair Value of Equity Awards ($)	Deduct: Change in Pension Value ($)	Add: Change in Fair Value of Equity Awards ($)	Net Change from Summary Compensation Table to Compensation Actually Paid ($)
2022	Current PEO	(5,004,740)	N/A	481,390	(4,523,350)

2022	Average Non-PEO NEO	(2,067,095)	$0	731,898	(1,335,197)

Transition Period	Current PEO	(1,250,843)	N/A	1,927,949	677,106

Transition Period	Average Non-PEO NEO	(334,517)	(45,252)	550,574	170,805

2021	Current PEO	(3,253,518)	N/A	6,479,431	3,225,913

2021	Former PEO	(6,104,945)	0	8,265,102	2,160,157

2021	Average Non-PEO NEO	(926,744)	0	2,175,461	1,248,717

2020	Former PEO	(6,105,918)	(128,677)	5,868,521	(366,074)

2020	Average Non-PEO NEO	(1,031,026)	(87,932)	383,945	(735,013)
(3)
To determine the change in fair value of equity awards in compensation actually paid, we calculated the change in the fair value of each award type from the beginning of the fiscal year to the end of the fiscal year, or the vesting date if within the fiscal year. Awards granted during a given fiscal year are valued in the actual compensation paid at their fair value at the end of the fiscal year. Dividends paid/accrued are included in actual compensation paid if dividends are not reflected in the fair value of the awards. We computed fair value of these awards in accordance with FASB ASC Topic 718. We base the fair value of ROIC and ESG performance share awards on the target number of unvested units outstanding, the share price and the probable outcome of each performance condition which varies from 0 to 200%. We base the fair value of RSU awards on the number of unvested units outstanding at the share price. We base the fair value of TSR on the target number of unvested units outstanding and the valuation of each award based on a Monte Carlo simulation, using the following range of assumptions:

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	61

ADDITIONAL DISCLOSURES
Valuation Date	09/30/19		09/30/20		09/30/21		12/31/21		12/31/22
Grant Date	11/20/17	11/19/18	11/19/18	11/18/19	11/18/19	11/16/20	11/18/19	11/16/20	11/16/20	02/21/22
Assumptions:
Expected volatility - Oshkosh	38.53%	33.10%	48.61%	43.88%	33.21%	41.60%	27.36%	36.74%	33.16%	31.68%
Expected volatility - Peer Group	30.44%	28.96%	58.19%	48.62%	34.38%	48.75%	29.06%	40.33%	37.56%	35.19%
Average correlation	0.5515	0.5151	0.7053	0.6826	0.5325	0.6733	0.5407	0.6084	0.6654	0.6066
Risk-free interest rate	1.74%	1.62%	0.12%	0.13%	0.09%	0.28%	0.29%	0.64%	4.69%	4.36%
(4)
The following NEOs were included in fiscal 2020: Mr. John Bryant, Mr. Nerenhausen, Mr. Pack, Mr. Pfeifer, Mr. David Sagehorn, and Mr. Robert Sims. The following NEOs were included in fiscal 2021: Mr. Cortina, Mr. Johnson, Mr. Nerenhausen, and Mr. Pack. The following NEOs were included in the Transition Period: Mr. Cortina, Mr. Nerenhausen and Mr. Pack. The following NEOs were included in fiscal 2022: Mr. Cortina, Ms. Iyengar, Mr. Nerenhausen, and Mr. Pack.

(5)
Adjusted Operating Income is the measure that has the largest impact on our annual cash incentive plan. Adjusted operating income for fiscal 2022 excludes losses on the liquidation of foreign entities ($4.6 million), impairment charges ($7.7 million), earnings of Maxi-Metal ($0.5 million) and adds back a charge to account for inventories on a Last-In, First-Out (LIFO) basis ($57.9 million). Adjusted operating income for the Transition Period adds back a charge to account for inventories on a LIFO basis ($23.6 million). Adjusted operating income for fiscal 2021 excludes restructuring-related charges ($11.3 million), losses associated with Pratt Miller ($3.9 million) and adds back a charge to account for inventories on a LIFO basis ($47.4 million). Adjusted operating income for fiscal 2020 excludes restructuring-related charges ($22.4 million), a gain on the sale of a business ($3.1 million), insurance proceeds ($12.3 million) and a benefit to account for inventories on a LIFO basis ($3.9 million).

The following tables list the most important financial measures used by the company to link executive compensation actually paid to NEOs during fiscal 2022 fiscal. Company total shareholder return has significant influence on compensation actually paid, but it is not included in the list below because it is reflected in the table above.
Named Executive Officers	Most Important Financial Measure
Mr. Pfeifer, Mr. Pack, Ms. Iyengar and Mr. Cortina	Consolidated Operating Income Consolidated Days Net Working Capital Relative Total Shareholder Return Relative Return on Invested Capital

Mr. Nerenhausen	Consolidated Operating Income Access Equipment Segment Operating Income Access Equipment Segment Days Net Working Capital Relative Total Shareholder Return Relative Return on Invested Capital
Our executive compensation program provides compensation opportunities that are heavily weighted towards company stock and performance-based incentive plans, as disclosed in the Compensation Discussion and Analysis. Approximately 86% of the CEO’s annual compensation and 74% of the NEOs’ annual compensation is variable and performance-based. The following charts show how target compensation actually received aligns with company target performance measured in terms of total shareholder return, net income and consolidated operating income. The company selected the Standard & Poor’s Midcap 400 Index as the peer group for TSR for all periods covered and includes peer TSR in the first chart below to show the relationship between company performance and peer performance. All figures in the following graphs are from the table above, and to facilitate clear disclosure on year over year changes, we have excluded the Transition Period.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	62

ADDITIONAL DISCLOSURES

Pay Versus Performance: Cumulative TSR and Peer Group TSR
Compensation Actually Paid ($million)
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
TSR vs $100 initial investment
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
FY20
FY21
FY22
CEO - Pfeifer
CEO(F) - Jones
Average NEO
Company TSR
S&P Midcap 400 TSR

Pay Versus Performance: Net Income and Consolidated Operating Income
Compensation Actually Paid ($million)
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Income ($million)
$600
$500
$400
$300
$200
$100
$0
FY20
FY21
FY22
CEO - Pfeifer
CEO(F) - Jones
Average NEO
Net Income
Adjusted Operating Income

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	63

Proposal 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As noted in the preceding discussion, executive compensation is an important matter both to us and to our shareholders. As a reflection of this importance and pursuant to SEC rules, we offer our shareholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the SEC’s executive compensation disclosure rules.
The Human Resources Committee has overseen the development and implementation of our executive compensation program. We have designed our compensation program to directly link a significant portion of the compensation of our NEOs to defined performance standards that promote balance between the drive for near-term growth and long-term increase in shareholder value. The Committee also designed our compensation program to attract, retain and motivate key executives who are essential to the implementation of our growth initiatives and critical to the success of our strategy.
The Human Resources Committee bases its executive compensation decisions on our core compensation principles, including the following:
•
motivating our executives to perform with shareholders’ interests in mind;

•
assembling and maintaining a senior leadership team with the skills necessary to successfully execute our strategy, maintain our competitiveness, and continue increasing the long-term market value of our company; and

•
balancing awards earned for short-term results with awards earned for strategic decisions that we expect will sustain our long-term performance and deliver the results aligned with our strategy.

We believe our existing compensation program has been effective in motivating our key executives to achieve favorable performance and results for our company, aligning compensation with our financial performance results, giving our executives an ownership interest in our company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors.
The Human Resources Committee took or implemented the following actions in fiscal 2022 with full consideration of our core compensation principles:
•
approved base salary increases for our NEOs in line with competitive market trends;

•
set annual cash incentive award targets close to the 50th percentile of the market;

•
structured our annual cash incentive awards for fiscal 2022 with operating income targets that reflected the uncertainties associated with volatility in supply chain and labor markets;

•
approved long-term equity awards for our NEOs in line with competitive market trends which provide retention and recognize performance of our NEOs and other officers to support returns for our shareholders;

•
continued to significantly limit the payout amount under new severance agreements that we enter into with our executive officers; and

•
continued to limit the number and value of other benefits.

Compensation actions like these demonstrate our philosophy of aligning executive compensation with our financial performance and the marketplace and increasing long-term shareholder value. We will continue to design and implement our executive compensation program and policies in line with this philosophy to promote favorable performance results and generate greater value for our shareholders. Our strategic objectives will continue to influence these decisions, focusing now on Innovate. Serve. Advance. We urge shareholders to read the Compensation Discussion and Analysis section and the accompanying compensation tables in this Proxy Statement, which provide detailed information on the compensation of our NEOs. The Human

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	64

PROPOSAL 3   |   ADVISORY VOTE ON THE COMPENSATION OF OUR NAME EXECUTIVE OFFICERS
Resources Committee and our Board believe that our executive compensation program is effective in achieving our goals and that the compensation of our NEOs has supported and contributed to our success.
The Board hopes shareholders will support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and compensation tables and narrative discussion contained in this Proxy Statement.”

This advisory vote on the compensation of our NEOs is not binding on us, the Board, or the Human Resources Committee. However, the Board and the Human Resources Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs.
FOR
The Board of Directors recommends a vote FOR the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	65

Proposal 4
ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Congress enacted legislation so that our shareholders may approve, on a non-binding, advisory basis, the frequency of the advisory vote on the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules of the SEC. Accordingly, we are asking shareholders whether the advisory vote should occur every year, once every two years or once every three years.
Our shareholders previously approved submitting the advisory vote on the compensation of our named executive officers to our shareholders annually and our Board recommends continuing this practice.
The annual advisory vote on the compensation of our named executive officers allows us to obtain information on shareholders’ views of the compensation of our named executive officers on a consistent basis. In addition, the annual advisory vote on the compensation of our named executive officers provides our Board and the Human Resources Committee with frequent input from shareholders on our compensation program for our named executive officers. Finally, the annual advisory vote on the compensation of our named executive officers aligns more closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and program.
For the reasons discussed above, the Board recommends that shareholders again vote in favor of holding an advisory vote on the compensation of our named executive officers every year at our annual meeting of shareholders. This is an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers so shareholders should be aware that they are not voting “for” or “against” the Board’s recommendation for an annual advisory vote on the compensation of our named executive officers. Instead, shareholders are being asked whether an advisory vote on the compensation of our named executive officers should be held every year, once every two years or once every three years, or shareholders may abstain entirely from voting on the proposal.
The option on the frequency of the advisory vote on the compensation of our named executive officers that receives the most votes from shareholders will be considered by the Board and Human Resources Committee as the shareholders’ recommendation as to the frequency of future advisory votes on the compensation of our named executive officers. While, the outcome of this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers is not binding on us or our Board, our Board will carefully review and consider the outcome of this vote. We expect to conduct the next advisory vote on the frequency of the advisory vote on the compensation of our named executive officers at our 2029 annual meeting.
FOR	The Board of Directors recommends a vote of every ONE year, on an advisory basis, as the frequency of shareholder advisory votes on executive compensation.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	66

Proposal 5
SHAREHOLDER PROPOSAL: ADOPT THAT DIRECTORS BE ELECTED BY MAJORITY VOTE
The following proposal was submitted by one of our individual shareholders, John Chevedden, and will be voted on at the Annual Meeting if it is properly presented. Such shareholder’s name, address, and number of shares of common stock held may be obtained by a shareholder by submitting a written request to our Secretary.
Proposal 5 — Adopt that Directors be Elected by Majority Vote
Resolved: Shareholders hereby request that our Board of Directors initiate the appropriate process as soon as possible to amend our Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats. To allow an orderly transition it is recommended that a director who does not receive a majority vote shall only serve for 180-days or less after failure to receive a majority vote.
In order to provide shareholders a meaningful role in director elections, our Company’s current director election standard should be changed form a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot.
This will establish a more meaningful vote standard for board nominees and could lead to improved performance by individual directors and the entire board. Under the current Oshkosh voting system, a director can be elected if he owns only one share of stock and this one share is the only share that votes for him.
Please vote yes:
Adopt that Directors be Elected by Majority Vote — Proposal 5

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	67

PROPOSAL 5    SHAREHOLDER PROPOSAL ON THE SUBJECT OF MAJORITY VOTING FOR DIRECTORS
Recommendation of the Board of Directors Against Proposal 5
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL NUMBER 5 FOR THE FOLLOWING REASONS:
Our company’s By-Laws Already Provide for a Director Election Process with Consequences for Failure to Receive a Majority Vote
Our By-Laws already provide for a process for election of Board nominees that includes consequences for failure to receive a majority vote and gives shareholders a meaningful role in director elections. Specifically, our By-Laws provide that, in uncontested director elections, any director nominee who receives a greater number of votes “withheld” from his or her election than “for” his or her election must promptly tender his or her resignation to the Board. Our By-Laws further provide that the Board must decide whether to accept or reject the tendered resignation within 90 days following the election and must disclose, in a Form 8-K public filing, its reasons for accepting or rejecting the director’s resignation. Our Board believes that the process currently set forth in our By-Laws yields a definitive result in a simple, efficient and transparent manner, which has historically been effective in electing strong, independent directors to our Board, and serves the interests of our shareholders by establishing direct and effective consequences for any director nominee who does not receive a majority vote in an uncontested election.
The Proposal Does Not Request a Meaningful Change from Our company’s Current Director Election Process Set Forth in Our By-Laws
While there are some technical differences between the form of majority voting in our existing By-Laws and the details of the proposal, in each case, there are direct and effective consequences for any director nominee who does not receive a majority vote in an uncontested election, there is a process that can result in the nominee not continuing as a director and there are circumstances in which the nominee could continue as a director. As a result, we do not believe the proposal involves a meaningful change from the majority voting process currently proved for within our By-Laws.
Our Director Resignation Process is Consistent with Common Practice
While there are different ways of implementing majority voting, we believe the manner in which our By-Laws address incumbent directors who fail to receive a majority vote is very common. Under our By-Laws, such an incumbent director must tender his or her resignation to the Board. The Board must act in a timely manner to consider the resignation, no later than 90 days following the date of the shareholders’ meeting at which the election occurred, and must disclose, in a Form 8-K public filing, its reasons for deciding whether or not to retain the director. This approach gives the Board sufficient time to carefully consider the situation. We believe this is the most prevalent way of addressing this situation for companies with a form of majority voting. In contrast, the proposal appears to recommend a longer period of time for the process of determining whether a director who does not receive a majority vote may continue to serve, as the proposal includes a recommendation that a director who does not receive a majority vote shall not serve for more than 180 days thereafter.
The Proponent’s Majority Vote By-law Is Not Needed to Improve Our Corporate Governance
Our company’s governance practices are strong. Our Governance Committee, which is comprised solely of independent directors, and our Board have in place a robust nomination and evaluation process, which identifies and proposes qualified independent director nominees to serve the best interests of our company and our shareholders. The Governance Committee bases its decision to recommend a nominee for election to the Board based on factors such as strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. This process has resulted in a Board that is comprised of highly qualified directors from diverse backgrounds. Following their election to the Board, our directors must annually provide detailed information supporting a finding of independence according to standards determined by the SEC and New York Stock Exchange.
Oshkosh’s strong corporate governance practices already include the following in addition to a form of majority voting in uncontested director elections:
•
An unfettered right that allows shareholders holding 10 percent of our outstanding shares to call a special meeting

•
Annual election of all directors

•
An independent Chairman

•
Stock ownership requirements for non-employee directors

•
A proxy access right on customary terms

•
A robust and ongoing shareholder engagement process that allows shareholders to bring matters to the attention of the Board and management outside of the annual meeting process

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	68

PROPOSAL 5    SHAREHOLDER PROPOSAL ON THE SUBJECT OF MAJORITY VOTING FOR DIRECTORS
•
No supermajority voting provisions

•
No shareholder rights plan

In addition, based on the fact that our shareholders elected all members of our Board of Directors at our last annual meeting by votes equal to or greater than 96.1% of the votes cast, and an average favorable vote of 98.3% of the votes cast, we believe that our shareholders agree that our directors are accountable.
We Believe that the Form of Majority Voting Provided for in Our By-Laws with the Current Resignation Policy is Most Appropriate for our company and Our Shareholders
In summary, we believe our company and our shareholders are best served by the form of director election process currently set forth in our By-Laws. Our current director election process provides opportunity for meaningful shareholder participation, includes consequences for failure to receive a majority vote and promotes effective accountability to shareholders. Accordingly, our Board believes the proposal is unnecessary and not in the best interests of our company or our shareholders.
ACCORDINGLY, OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL NUMBER 5.
AGAINST	Our Board recommends a vote AGAINST this proposal on the subject of majority voting for directors.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	69

General Information about the Annual Meeting and Voting
Q&A — ANNUAL MEETING AND VOTING PROCEDURES
Q:
Why am I receiving these materials?

A:
This Proxy Statement relates to the solicitation by our Board of Directors of proxies to be voted at our 2023 Annual Meeting of Shareholders, and at any adjournments or postponements of the Annual Meeting. We mailed our Notice of Internet Availability of Proxy Materials and we are making available this Proxy Statement on March 17, 2023, to all Oshkosh shareholders of record as of the close of business on February 23, 2023, the record date for voting at the Annual Meeting.

Q:
Who can attend the Annual Meeting?

A:
The Annual Meeting is for our shareholders of record as of the close of business on February 23, 2023 and invited guests.

Q:
How can I attend the Annual Meeting?

A:
The 2023 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. The online meeting will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time to provide ample time for check-in.

Q:
Who is eligible to vote?

A:
All persons who own our common stock as of the close of business on February 23, 2023, are eligible to vote at the Annual Meeting. There were 65,462,573 shares of common stock outstanding and eligible to vote on that date. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Q:
What constitutes a quorum for the Annual Meeting?

A:
A quorum consisting of a majority of the votes represented by the outstanding shares of our common stock is needed to carry on the business of the Annual Meeting. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present in determining whether there is a quorum.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	70

General Information about the Annual Meeting and Voting   |   Q&A
Q:
How many votes are required to pass each of the proposals?

A:
This table shows the votes required for each proposal:

PROPOSAL	VOTES TO PASS	EXCLUDED FROM “VOTES CAST”
Election of directors	The ten nominees who receive the most votes of all votes cast will be elected	Abstentions, votes withheld, and broker non-votes
Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal 2023	The votes cast “for” must exceed the votes cast “against”	Abstentions
Advisory vote on executive compensation	The votes cast “for” must exceed the votes cast “against”	Abstentions and broker non-votes
Advisory vote to approve the frequency of the advisory vote on executive compensation	The frequency receiving the greatest number of “for” votes will be the frequency approved by shareholders	Abstentions and broker non-votes are not included in the vote for any of the frequency options
To vote on a shareholder proposal on the subject of majority voting for directors	The votes cast “for” must exceed the votes cast “against”	Abstentions and broker non-votes
Q:
Who is soliciting my vote?

A:
In this Proxy Statement, our Board is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting. Giving us your proxy means that you authorize the individuals identified on the proxy card to vote your shares at the Annual Meeting in the manner you direct. If any matters not shown on the proxy card are properly brought before the Annual Meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Q:
How does the Board recommend shareholders vote?

A:
The Board unanimously recommends that you vote:

✓
FOR the election of all ten nominees to the Board of Directors;

✓
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023;

✓
FOR the proposal to approve, by advisory vote, the compensation of our named executive officers;

✓
FOR every ONE year, on an advisory basis, as the frequency of the advisory vote on the compensation of our named executive officers; and

✓
AGAINST the shareholder proposal on the subject of majority voting for directors.

Q:
How do I know if I am a shareholder of record and a beneficial owner of shares?

A:
If your common stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a “shareholder of record” with respect to those shares. If this is the case, the Notice of Internet Availability of Proxy Materials has been provided directly to you.

If your common stock is held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name”. If this is the case, you should have received the Notice of Internet Availability of Proxy Materials and a voting instruction form from your broker, bank or other nominee. As a beneficial owner, you cannot submit a proxy card to us directly, but you have the right to tell your bank, broker or other nominee how to vote your shares. The voting instruction form you received will not be accepted for voting purposes at the Annual Meeting.
Q:
Will my shares be voted if I do nothing?

A:
If you are a shareholder of record, you must submit your proxy in any of the ways stated below under “How do I vote” for your shares to be voted. If you return a proxy card by mail, or vote your shares via the internet or telephone, but do not give voting instructions, your shares will be voted in accordance with the recommendations of our Board.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	71

General Information about the Annual Meeting and Voting   |   Q&A
If you are a beneficial owner of shares held in “street name”, your bank, broker or other nominee may not vote your shares at the Annual Meeting on “non-routine matters”, as defined by the New York Stock Exchange, unless you have given voting instructions. Of the five proposals that will be considered at the Annual Meeting, only the ratification of the appointment of Deloitte & Touche LLP as our company’s independent registered public accounting firm is considered a routine matter. If you do not give voting instructions to your broker, bank or other nominee, your shares will not be voted in the election of directors, or on the advisory vote regarding executive compensation.
Q:
How do I vote?

A:
There are four ways to vote:

Internet at www.proxyvote.com	Toll-free from the United States or Canada to +1 800.690.6903	Mailing the signed proxy or voting instructions form	Virtual Annual Meeting
Q:
What if I receive more than one Notice of Internet Availability of Proxy Materials?

A:
If you received more than one Notice of Internet Availability of Proxy Materials, you may hold shares of Oshkosh common stock in more than one account. To ensure that all your votes are counted, please vote using one of the methods described above for each account in which you hold shares.

Q:
How can I revoke my proxy?

A:
If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by doing any of the following: (1) vote again by telephone or online; (2) execute and deliver a valid proxy with a later date; (3) notify our Secretary in writing (at Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902) that you revoke your proxy; or (4) vote in person at the virtual Annual Meeting.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures, or you can obtain a proxy from the entity that holds your shares and vote in person at the virtual Annual Meeting.
If you vote more than once with respect to the same shares, only the last-dated vote will be counted; each previous vote will be disregarded.
Q:
How do I vote if I am an employee participating in the Oshkosh Corporation Employee Stock Purchase Plan?

A:
If you participate in our Employee Stock Purchase Plan, you are a shareholder of record and can vote using any of the methods described above under “How do I vote?”

Q:
Who counts the votes?

A:
The independent inspector of election will tabulate the votes cast at the Annual Meeting.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	72

Additional Information Regarding the Annual Meeting
Additional Matters to Come Before the Annual Meeting
Pursuant to our By-laws, a shareholder who wished to nominate a candidate for election to our Board of Directors or to present business at the Annual Meeting, other than a shareholder proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions, was required to submit written notice that our Secretary received no later than February 17, 2023. Shareholders cannot raise these matters for the first time at the Annual Meeting. We did not receive any advance Board nominations or notice of any other business, and management knows of no matters other than those discussed in this Proxy Statement that are likely to be brought before the Annual Meeting. In the event any other matter properly comes before the Annual Meeting, the individuals named in the forms of proxy will vote the shares represented by each such proxy as directed by the Board or, if there is no such direction, in accordance with their judgment.
Shareholders Intending to Present Business at the 2024 Annual Meeting
SHAREHOLDER PROPOSALS
All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (Rule 14a-8) for presentation at the 2024 Annual Meeting must be addressed to the attention of our Secretary, at 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, and received at our offices by November 18, 2023, to be included in next year’s proxy statement.
SHAREHOLDER DIRECTOR NOMINATIONS OR OTHER BUSINESS
Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Among other things, shareholders desiring to utilize this process for the 2024 Annual Meeting must give written notice to our Secretary between October 19, 2023 and November 18, 2023.
A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director at the 2024 Annual Meeting, other than pursuant to our proxy access By-law provisions, must give written notice to our Secretary between January 7, 2024 and February 1, 2024 and must otherwise comply with applicable By-law provisions. In addition to satisfying the foregoing requirements under our By-laws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act of 1934. We are not required to present any proposal or consider any nomination received outside of that timeframe at the 2024 Annual Meeting (other than a proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions).
The Governance Committee will consider individuals recommended by shareholders for nomination to serve on the Board if the nominating shareholder complies with the additional procedures for recommendations described under “Governance of the Company — Governance Committee”.
Delivery of Proxy Materials
The Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2022 Annual Report to Shareholders are available online at www. proxyvote.com.
If you share an address with one or more other beneficial owners of our common stock, you may collectively receive a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and Proxy Statement. We will promptly deliver additional copies of these documents upon request to Ms. Kristeen Jossart, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, (920) 502-3059.
Proxy Solicitation Matters
We will bear the cost of soliciting proxies, including printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. Proxies may be solicited personally, by email, by mail or by telephone by certain of our directors, officers, regular employees or representatives. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining voting instructions from, beneficial owners of Oshkosh common stock. Additionally, we have retained Innisfree M & A Incorporated, a proxy solicitation firm, to help us solicit proxies for the Annual Meeting. We will pay Innisfree a fee of  $20,000, plus reimbursement of out-of-pocket expenses.

OSHKOSH CORPORATION | 2023 PROXY STATEMENT	73

OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 1917 FOUR WHEEL DRIVE OSHKOSH, WI 54902 Your Vote Counts!OSHKOSH CORPORATIONNotice of Annual Meeting of Shareholders 2023 Annual MeetingVote by May 2, 202311:59 PM ET D96169-P84244 SHAREHOLDERS MEETING NOTICE Important Notice Regarding the Availability of Proxy Materials for the Oshkosh Corporation Annual Shareholders Meeting to be held on Wednesday, May 3, 2023 at 8:00 a.m. CDT.Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on are located on the reverse side. Your vote is important!Meeting InformationMeeting Type: Annual MeetingFor holders as of: February 23, 2023Date: May 3, 2023 Time: 8:00 a.m. Central Daylight Time Location: Meeting live via the Internet. Please visit:www.virtualshareholdermeeting.com/OSK2023.This communication is not a form of voting and only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.Get informed before you voteYou are receiving this communication because you hold shares in the company named above. View the Notice and Proxy Statement and 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to April 19, 2023. If you would like to request a copy of the material(s) for this and/or future shareholders meetings, you may(1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Smartphone usersPoint your camera here and vote without entering a control number Virtually at: Vote Virtually at the Meeting*May 3, 20238:00 a.m. CDT www.virtualshareholdermeeting.com/OSK2023The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/OSK2023 and be sure to have the control number that is printed in the box above.*Please check the meeting materials for any special requirements for meeting attendance.V1.1

Vote at www.ProxyVote.comSHAREHOLDERS MEETING NOTICE THIS IS NOT A VOTABLE BALLOTThis is an overview of the proposals being presented at the upcoming shareholders meeting. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to youon the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).We encourage you to access and review all of the important information contained in the proxy materials before voting.During the Annual Meeting, a list of our shareholders maintained under Wisconsin law will be available for viewing by shareholders at www.virtualshareholdermeeting.com/OSK2023. Voting Items Board Recommends 1. Election of DirectorsNominees:01)Keith J. Allman02)Douglas L. Davis03)Tyrone M. Jordan04)Kimberley Metcalf-Kupres05)Stephen D. Newlin06)Duncan J. Palmer07)David G. Perkins08)John C. Pfeifer09)Sandra E. Rowland10) John S. Shiely For eachnominee2. Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2023. For3. Approval, by advisory vote, of the compensation of the Company’s named executive officers. For4. Approval, by advisory vote, of the frequency of the advisory vote on the compensation of the Company’s named executive officers.1 Year5. To vote on a shareholder proposal on the subject of majority voting for directors. Against6. To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.D96170-P84244

SCAN TOVIEW MATERIALS & VOTE OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 1917 FOUR WHEEL DRIVE OSHKOSH, WI 54902 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 2, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 30, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/OSK2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by Oshkosh Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 2, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 30, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D96166-P84244 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OSHKOSH CORPORATION For Withhold For All To withhold authority to vote for any individual A.The Board of Directors recommends that you vote FOR each of the following director nominees: AllAll Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1.Election of DirectorsNominees:01)Keith J. Allman02)Douglas L. Davis03)Tyrone M. Jordan04)Kimberley Metcalf-Kupres05)Stephen D. Newlin !!! 06)Duncan J. Palmer07)David G. Perkins08)John C. Pfeifer09)Sandra E. Rowland10) John S. Shiely B.The Board of Directors recommends that you vote FOR Proposals 2 and 3.For Against Abstain2.Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2023.3.Approval, by advisory vote, of the compensation of the Company's named executive officers.!!! The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 4.Approval, by advisory vote, of the frequency of the advisory vote on the compensation of the Company's named executive officers. !!!! C.The Board of Directors recommends vote AGAINST Proposal 5. For Against Abstain 5.To vote on a shareholder proposal on the subject of majority voting for directors.!!!D.Other Business.6.To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.E.Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed. Please sign within the box(es).I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.Note: Please sign name exactly as it appears hereon. When signing as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 3, 2023:The Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2022 Annual Report are available online at www.proxyvote.comD96167-P84244PROXY OSHKOSH CORPORATIONRevocable Proxy for the 2023 Annual Meeting of ShareholdersTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSI hereby appoint Stephen D. Newlin and Ignacio A. Cortina, and each of them, with full power to act without the other, and each with full power of substitution (the "Proxies"), as my proxy to vote all shares of Oshkosh Corporation Common Stock that I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Corporation (the "Company") on May 3, 2023 at 8:00 a.m. Central Daylight Time virtually at www.virtualshareholdermeeting.com/OSK2023, or at any adjournment or postponement thereof, as set forth herein, hereby revoking any proxy previously given.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.IF NO DIRECTION IS GIVEN, THEN THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2, "FOR" THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS IN PROPOSAL 3, "1 YEAR" ON THE APPROVAL, BY
ADVISORY VOTE, OF THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS IN PROPOSAL 4, AND "AGAINST" THE SHAREHOLDER PROPOSAL ON THE SUBJECT OF MAJORITY VOTING FOR DIRECTORS IN PROPOSAL 5.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

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